UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

READY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LETTER FROM OUR CHAIRMAN AND CEO

Dear Fellow Stockholders:

The directors and officers of Ready Capital Corporation are pleased to cordially invite you to attend the 2024 Annual Meeting of Stockholders, which will be held on Thursday, July 25, 2024 at 9:00 a.m. Eastern Time. Enclosed you will find a notice setting forth the items we expect to address during the meeting, our Proxy Statement and a copy of our 2023 Annual Report to Stockholders. Your vote is important to us. If you are unable to attend the Annual Meeting, it is very important that your shares be represented.

This past year marked a significant milestone for the company with the closing of the Broadmark Realty Capital acquisition. At closing, the transaction increased our market capital by 44%, boosting Ready Capital to the 4th largest commercial mortgage REIT. In a challenging CRE market, we continue to diligently make progress on our business strategy of repositioning the capital acquired into our core lending and acquisition strategies.

Our Small Business Lending business, primarily focused on the Small Business Administration’s (SBA) 7a loan program, is now the 4th largest lender nationwide. Our acquisition of the Madison One companies, the nation’s second largest USDA originator, furthers our goal of becoming one of the largest lenders to small businesses nationwide.

We ask for your voting support for the items presented in this proxy statement and thank you for your investment and continued support.

Sincerely,

Thomas E. Capasse

Chairman of the Board, Chief Executive Officer and Chief Investment Officer

June 14, 2024

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ready Capital Corporation:

NOTICE IS HEREBY GIVEN that the 2024 annual meeting of stockholders (the “Annual Meeting”) of Ready Capital Corporation, a Maryland corporation (the “Company”), will be held via live audio webcast to consider and vote on the following matters:

	PROPOSAL	BOARD’S RECOMMENDATION	PAGE

WHEN

Thursday, July 25, 2024
9:00 a.m., Eastern Time

WHERE

Via Live Audio Webcast:
www.meetnow.global/MHTXD9J

RECORD DATE

Stockholders of record of our common stock as of the close of business on May 20, 2024

1	Election of Directors. The election of seven directors to serve on our board of directors until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify;	“FOR all”	1
2	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year;	“FOR”	43
3	Executive Compensation. The resolution to approve, on an advisory basis, the compensation of our Named Executive Officers (our “Named Executive Officers”), as more fully described in the accompanying proxy statement;	“FOR”	46
4	Stockholders will also vote upon any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of record of our common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on May 20, 2024 (the “Record Date”). The Notice contains instructions for your use in this process, including how to access our proxy statement and annual report to stockholders over the Internet, how to authorize your proxy to vote online or by telephone and how to request a paper copy of the proxy statement and annual report to stockholders. If you have additional questions about voting your shares, please contact our proxy solicitor, Okapi Partners LLC, at (888) 785-6707 or by email to info@okapipartners.com.

All stockholders are invited to attend the Annual Meeting where you may ask questions and will be able to vote your shares online. We will respond to as many inquiries at the Annual Meeting as time allows.

If you plan to attend the Annual Meeting online, visit the web address noted above and please enter the unique control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin online promptly at 9:00 a.m. Please allow ample time for the online check-in procedures.

If you are unable to attend the Annual Meeting, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet or telephone as described in the Notice or proxy card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. If you authorize a proxy over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote online during the virtual meeting.

If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of each of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify, FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, and FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

By Order of our Board of Directors,

/s/ Andrew Ahlborn

Andrew Ahlborn

Chief Financial Officer and Secretary

New York, New York

June 14, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held JULY 25, 2024. The Proxy Statement and our 2023 Annual Report to
Stockholders are available onLINE AT www.investorvote.com/RC.

This Proxy Statement, the accompanying proxy card and the Notice of the Annual Meeting are being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Ready Capital Corporation, a Maryland corporation (the “Company,” “we,” “our” or “us”), for use at our 2024 Annual Meeting to be held via a live audio webcast at www.meetnow.global/MHTXD9J on July 25, 2024, at 9:00 a.m. Eastern Time, or at any postponement or adjournment thereof. Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders as of the Record Date, containing instructions on how to access proxy materials on the Internet, how to vote online or by telephone and, if desired, how to receive a printed set of the proxy materials.

ANNUAL REPORT TO STOCKHOLDERS

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2023.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of each of the seven director nominees to serve on our board of directors until our 2025 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, and (iv) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The presence, by attending virtually during the Annual Meeting via webcast or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares represented at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e. a broker) delivers a properly authorized proxy but does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year. Therefore, if you hold your shares in street name and do not give your broker or nominee specific voting instructions on the election of directors or the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The approval of the proposals scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes (with all holders of shares of Common Stock voting together as a single class): (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; and (iii) for the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers, a majority of all votes cast on the proposal. Our board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the Record Date, we had a total of 169,196,795 shares of Common Stock outstanding (which includes 1,091,406 unvested restricted shares of common stock). Each share of Common Stock held on the Record Date entitles its holder to one vote for each matter submitted for a vote at the Annual Meeting.

HOW TO VOTE

It is very important that your views be represented, and your shares be counted. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all voting matters. Stockholders with additional questions about voting their shares should contact our proxy solicitor, Okapi Partners LLC, at (888) 785-6707 or by email to info@okapipartners.com.

If you are a record holder, you can vote:

●	Online: Go to www.investorvote.com/RC.
●	By Telephone: Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.
●	By Mail: If you received a paper copy of the proxy card by mail, complete, date, sign and return the proxy card in the self-addressed stamped envelope provided.

Please vote at your earliest convenience. Your proxy is revocable. If you later decide to change your vote, you can revoke your prior proxy:

●	Online: By submitting a new vote at www.investorvote.com/RC.
●	By Telephone: By submitting a new vote by calling toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.
●	By Mail: By sending a notice of revocation or mailing a new, later dated proxy card to:

Ready Capital Corporation

Attn: Corporate Secretary

1251 Avenue of the Americas, 50th Floor

New York, New York 10020

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors unanimously recommends a vote FOR the election of all director nominees.

Our Board of Directors

Our current board of directors is comprised of twelve members. Our bylaws (“Bylaws”) provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) nor more than 15, unless our Bylaws are amended. The board of directors has approved a resolution to reduce its size to seven members immediately following the annual meeting, therefore our board of directors has nominated seven nominees for election at the Annual Meeting. Our board of directors has determined that five of the seven director nominees are independent pursuant to the listing standards for independence of the NYSE. In accordance with our charter and our Bylaws, directors are elected annually, and each director holds office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal. Our board of directors is responsible for overseeing our affairs. Our board of directors may conduct its business through meetings and actions taken by written consent in lieu of meetings. Our board of directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities (the “Guidelines”) and the Guidelines encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

97% Board Attendance	6 Years Nominees Median Tenure	29% Nominees Diverse by Race or Gender
14 Total Board Meetings	KEY STATISTICS ON BOARD OF DIRECTORS	86% Nominees With REIT/Real Estate Experience
9 Director Sessions	71% Independent Nominees	59 Nominees Average Age

The Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”) and the board of directors evaluates a number of criteria, qualifications and attributes when selecting a candidate to serve as a director. These include a candidate’s relevant experience, skill, diversity (including diversity in gender, race, ethnicity, and age, as well as fields of expertise, industry experience, and geographic location), integrity and independence. We seek to have a board of directors representing diverse backgrounds and varied work and life experiences that provide a range of insights into the financial, governance or legal matters that are

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PROPOSAL 1: ELECTION OF DIRECTORS

relevant to our business and to our status as a publicly owned company. We believe that, as a group, the nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole and the oversight that our board of directors provides to our management team. The procedures and considerations of the Nominating and Corporate Governance Committee in recommending qualified director candidates are described below under “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee and our board of directors concluded that each of the seven director nominees below should be nominated for election based on the qualifications and experience described in the biographical information below under “Information Regarding the Nominees for Election as Directors.”

DIVERSITY, SKILLS, AND EXPERIENCES
	DIVERSE BY RACE/GENDER	CORPORATE GOVERNANCE	REIT/REAL ESTATE	FINANCIAL/ ACCOUNTING	RISK MANAGEMENT
THOMAS E. CAPASSE
JACK J. ROSS
MEREDITH MARSHALL
DOMINIQUE MIELLE
GILBERT E. NATHAN
J. MITCHELL REESE
TODD M. SINAI

A plurality of all the votes cast on the proposal at the Annual Meeting duly called and at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Capasse, Ross, Marshall, Nathan, Reese and Sinai and Ms. Mielle as directors, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In accordance with our charter and Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of our board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. There is no familial relationship among any of the director nominees, members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

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PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding THE NOMINEES FOR ELECTION AS Directors

THOMAS E. CAPASSE Chairman and CEO Age: 67 Director Since: 2016 Committees: None

EXPERIENCE

●
Mr. Capasse has served as the Chairman of our board of directors and our Chief Executive Officer since October 2016.
●
Mr. Capasse has also served as our Chief Investment Officer since November 2022, and is a Manager and co-founder of Waterfall Asset Management, LLC (our “Manager”). Prior to founding Waterfall, Mr. Capasse managed the principal finance groups at Greenwich Capital from 1995 until 1997, Nomura Securities from 1997 until 2001, and Macquarie Securities from 2001 until 2004.
●
Mr. Capasse has significant and long-standing experience in the securitization market as a founding member of Merrill Lynch’s ABS Group (1983–1994) with a focus on mortgage-backed securities (“MBS”) transactions (including the initial Subprime Mortgage and Manufactured Housing ABS) and experience in many other ABS sectors.
●
Mr. Capasse began his career as a fixed income analyst at Dean Witter and Bank of Boston.

EDUCATION

●
Mr. Capasse received a Bachelor of Arts degree in Economics from Bowdoin College.

QUALIFICATIONS

Mr. Capasse is well qualified to serve as a director due to his institutional knowledge with respect to our Company and as a co-founder of our Manager.

JACK J. ROSS President Age: 67 Director Since: 2016 Committees: None

EXPERIENCE

●
Mr. Ross has served as our President and as a member of our board of directors since October 2016. Mr. Ross is a Manager and co-founder of our Manager.
●
Mr. Ross also serves as Vice Chairman of the board of directors of Feinstein Institutes for Medical Research, a not-for-profit organization.
●
Prior to founding our Manager in January 2005, Mr. Ross was the founder of Licent Capital, a specialty broker/dealer for intellectual property securitization.
●
From 1987 until 1999, Mr. Ross was employed by Merrill Lynch where he managed the real estate finance and ABS groups.
●
Mr. Ross began his career at Drexel Burnham Lambert where he worked on several of the early ABS transactions and at Laventhol & Horwath where he served as a senior auditor.

EDUCATION

●
Mr. Ross received a Master of Business Administration degree in Finance with distinction from the University of Pennsylvania’s Wharton School of Business and a Bachelor of Science degree in Accounting, cum laude, from the State University of New York at Buffalo.

QUALIFICATIONS

Mr. Ross is well qualified to serve as a director due to his significant experience in the securitization market and as a co-founder of our Manager.

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MEREDITH MARSHALL Independent Director Age: 58 Director Since: 2022 Committees: None

EXPERIENCE

●
Mr. Marshall is one of our independent directors and has served as a member of our board of directors since December 2022.
●
Mr. Marshall is the co-founder and Managing Partner of BRP Companies (“BRP”), a vertically integrated owner, operator, developer and manager of transit-oriented, mixed-use, multifamily properties in the New York Tri-State area. Mr. Marshall is responsible for executing BRP’s investment strategy, including deal origination, acquisition, finance and development.
●
Prior to co-founding BRP, Mr. Marshall was a Managing Director at Musa Capital Advisors (“Musa Capital”), an emerging markets private equity and financial advisory firm based in New York City that managed a separate account for Kingdom Holding Africa, HRH’s Prince Alwaleed Bin Talal’s investment vehicle for Sub-Saharan Africa. At Musa Capital, Mr. Marshall was instrumental in executing cross-border transactions, including the $37 million development of a mixed-use office complex and mall in Harare, Zimbabwe.
●
Mr. Marshall also led successful investments in the telecommunications and financial services sectors. Prior to Musa Capital, Mr. Marshall was a senior associate at Wasserstein Perella & Co. (“Wasserstein”), an investment banking firm based in New York City. While at Wasserstein, Mr. Marshall was an integral member of the firm’s telecommunications and media, mergers and acquisitions practice, where he assisted in transactions exceeding $15 billion.
●
Mr. Marshall is a founding member of the Council of Urban Professionals and a member of the Executive Board of the New York State Affordable Housing Association. Mr. Marshall also proudly serves on the Real Estate Board of New York Board of Governors, Enterprise NYC Advisory Board and Citizens Housing and Planning Council Board.

EDUCATION

●
Mr. Marshall holds a Bachelor of Science degree in Electrical Engineering from Boston University and a Master of Business Administration degree in Finance and International Business from Columbia Business School.

QUALIFICATIONS

We believe that Mr. Marshall is well qualified to serve as a director due to his extensive experience in real estate finance and affordable housing.

DOMINIQUE MIELLE Independent Director Age: 55 Director Since: 2021 Committees: ● Compensation Committee Member ● Nominating and Corporate Governance Committee Member

EXPERIENCE

●
Ms. Mielle is one of our independent directors and has served on our board of directors since March 2021, following the completion of our merger transaction with Anworth Mortgage Asset Corporation (“Anworth”), Ms. Mielle served on the board of directors of Anworth prior to the merger transaction.
●
Ms. Mielle was a Partner at Canyon Capital Advisors, LLC (“Canyon”) from August 1998 to December 2017, where she focused on the transportation, technology, retail and consumer products sectors, specialized in corporate and municipal bond securitizations, and was responsible for all aspects of Canyon’s collateralized loan obligations business.
●
Prior to joining Canyon, in 1996, Ms. Mielle worked at Libra Investments, Inc. as an associate in the corporate finance department, covering middle market companies.
●
Prior to Libra Investments, from 1993 to 1995, Ms. Mielle worked at Lehman Brothers as an analyst in the Financial Institutions group, focusing on mergers and acquisitions.

EDUCATION

●
Ms. Mielle holds a Master of Business Administration degree in Finance from Stanford University and a Master in Management degree from École des Hautes Études Commerciales in France (HEC Paris). She was named one of the “Top 50 Women in Hedge Funds” by Ernst & Young in 2017.

QUALIFICATIONS

We believe that Ms. Mielle is well qualified to serve as a director due to her extensive experience investing in fixed income and leading capital structure optimizations and restructurings.

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PROPOSAL 1: ELECTION OF DIRECTORS

GILBERT NATHAN Independent Director Age: 44 Director Since: 2019 Committees: ● Audit Committee Member ● Nominating and Corporate Governance Committee Member

EXPERIENCE

●
Mr. Nathan is one of our independent directors and has served on our board of directors since March 2019, following the completion of our merger transaction with Owens Realty Mortgage, Inc. (“ORM”) and served on the board of directors of ORM from August 2018 through the completion of the merger transaction.
●
He has served as the Managing Member and a Director of Jackson Square Advisors LLC, a financial advisory and services firm, since September 2015.
●
He has served as a Director for Alto Ingredients, Inc (Nasdaq: ALTO) since November 2019 and Magnachip Semiconductor Corporation (NYSE: MX) since May 2023.
●
Mr. Nathan is currently the Plan Administrator for Mission Coal Wind Down Co. LLC and the Chief Executive Officer of Cloud Peak Energy.
●
From June 2018 to December 2021, Mr. Nathan served as a board member of Hercules Offshore Liquidating Trust for Hercules Offshore, Inc.
●
He also served as the liquidating trustee of BPZ Liquidating Trust for BPZ Resources, Inc. from November 2015 to May 2017.
●
From November 2015 to July 2017, he served as a Director of Emergent Capital, Inc. (NYSE: EMG), a specialty finance company.
●
From July 2013 to August 2015, Mr. Nathan was a senior analyst with Candlewood Investment Group, an investment firm, and prior to that, he was a Principal with Restoration Capital Management from 2002 to 2012.

EDUCATION

●
Mr. Nathan earned a Bachelor of Science degree in Management from Tulane University.

QUALIFICATIONS

We believe that Mr. Nathan is well qualified to serve as a director due to his industry technical expertise and knowledge of financial markets.

J. MITCHELL REESE Independent Director Age: 64 Director Since: 2016 Committees: ● Audit Committee Member ● Nominating and Corporate Governance Committee Chair

EXPERIENCE

●
Mr. Reese is one of our independent directors and has served as a member of our board of directors since October 2016.
●
From November 2013 to October 2016 Mr. Reese served as a member of the board of directors of Sutherland Asset Management Corporation which merged with our Company in October 2016 whereupon Mr. Reese became a member of our board of directors.
●
He has been the Managing Member of Cintra Capital LLC since June 2001. Prior to founding Cintra, he was a Managing Director of The Carlyle Group, a private equity firm that manages over $220 billion, where he headed the firm’s U.S. venture capital fund.
●
Mr. Reese has served as a Director of The Maids International, a privately held franchisor of cleaning services, since July 2021.
●
Previously, Mr. Reese was a Managing Director of Morgan Keegan & Company, where he served on the board of directors and was head of the Mergers and Acquisitions Group, co-head of Investment Banking, and President of the firm’s Merchant Banking subsidiary.
●
He served as a Director of Oxford Finance Corporation, a privately-held specialty finance company, from 2002 to 2004 and as a Director of Local Vine, LLC, a privately-held retailer, from March 2019 to August 2019.

EDUCATION

●
Mr. Reese graduated cum laude with a Bachelor of Arts degree from Harvard College and received a Master of Business Administration degree from Harvard Business School.

QUALIFICATIONS

We believe that Mr. Reese is well qualified to serve as a director due to his extensive experience in the financial services industry, business leadership and knowledge of financial markets.

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PROPOSAL 1: ELECTION OF DIRECTORS

TODD M. SINAI Independent Director Age: 54 Director Since: 2016 Committees: ● Compensation Committee Chair ● Nominating and Corporate Governance Committee Member

EXPERIENCE

●
Dr. Sinai is one of our independent directors and has served as a member of our board of directors since October 2016.
●
From November 2013 to October 2016 Dr. Sinai served as a member of the board of directors of Sutherland Asset Management Corporation which merged with our Company in October 2016 whereupon Dr. Sinai became a member of our board of directors.
●
He is the David B. Ford Professor, Professor of Real Estate and Business Economics and Public Policy at The University of Pennsylvania—The Wharton School, where he has been a member of the faculty since 1997 and the Chairperson of the Real Estate Department since 2019.
●
Dr. Sinai has particular expertise in commercial real estate and real estate investment trusts, real estate and public economics, risk and pricing in real estate markets, taxation of real estate and capital gains.

EDUCATION

●
Dr. Sinai received a Ph.D. in Economics from the Massachusetts Institute of Technology and a Bachelor of Arts degree in Economics and Mathematics from Yale University.

QUALIFICATIONS

We believe that Dr. Sinai is well qualified to serve as a director due to his industry technical expertise and knowledge of financial markets.

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Information Regarding Directors NOT STANDING FOR RE-ELECTION

FRANK P. FILIPPS

Mr. Filipps, age 76, is one of our independent directors and has served as a member of our board of directors since October 2016. From November 2013 to October 2016 Mr. Filipps served as a member of the board of directors of Sutherland Asset Management Corporation which merged with our Company in October 2016 whereupon Mr. Filipps became a member of our board of directors. He has served since 1995 as a Director and Chairman of the Audit Committee of Impac Mortgage Holdings, Inc. (NYSE: IMH) and has served since February 2013 as a Director of Orchid Island Capital Corp (NYSE: ORC). From March 2002 to December 2014, Mr. Filipps was a Director of Primus Guaranty Limited (NYSE: PRS) and from 2010 to December 2014 he was a Director, member of the Audit Committee and Chairman of the Compensation Committee of Fortegra Financial (NYSE: FRF). From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc. From 1995 to 2005, Mr. Filipps was Chairman, Chief Executive Officer and a Director of Radian Group Inc. Mr. Filipps began his career at Radian in 1992 as Senior Vice President and Chief Financial Officer. In 1994, he was promoted to Executive Vice President and Chief Operating Officer and in 1995 he was named President, Chief Executive Officer and Director. From 1975 to 1992, Mr. Filipps was at American International Group where he served in a number of executive, financial and investment management positions. Mr. Filipps holds a Master of Business Administration degree in corporate finance and international business from the Stern School of Business at New York University and a Bachelor of Arts degree in Economics from Rutgers University in 1969.

DANIEL J. HIRSCH

Mr. Hirsch, age 50, is one of our independent directors and has served on our board of directors since May 2023 following the completion of our merger transaction with Broadmark Realty Capital Inc. (“Broadmark”) and served on the board of directors of Broadmark from November 2019 until the merger transaction. Mr. Hirsch has served on the board of Nuburu, Inc. (NASDAQAMERICAN: BURU) since February 2023. Mr. Hirsch was the Chief Financial Officer and Corporate Secretary and a member of the board of directors of Anzu Special Acquisition Corp I (NASDAQ: ANZU) from October 2022 through September 2023 and has been a consultant to Executive in Residence with Anzu Partners LLC since August 2022. Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC), a real estate investment trust, since 2018 and is currently a member of the Compensation Committee and Chair of the Nominating and Governance Committee. Mr. Hirsch was a Principal of Cascade Acquisition Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp. (NYSE: CAS), formed in November 2020, and served as its Chief Operating Officer and Chief Financial Officer through May 2022. Mr. Hirsch served as a consultant to Trinity Real Estate Investments, LLC (“Trinity”) from January 2019 through November 2019 in connection with Trinity’s sponsorship of a special purpose acquisition company, Trinity Merger Corp, which completed its initial business combination in November 2019 with Broadmark. Mr. Hirsch served as a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. During his tenure as a Director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the Chair of the Compensation Committee, and a member of the Nominating and Governance Committee and Capital Allocation Committee. Previously, from November 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr.

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Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.

KEVIN M. LUEBBERS

Mr. Luebbers, age 57, is one of our independent directors and has served on our board of directors since May 2023 following the completion of our merger transaction with Broadmark and served on the board of directors of Broadmark from November 2019 until the merger transaction. Mr. Luebbers served as the Interim President of Broadmark from November 2022 until the merger transaction. Mr. Luebbers served as a consultant to Trinity from October 2019 through November 2019. Mr. Luebbers served as a board member and Audit Committee Chairman of Ambassadors International, Inc., previously a publicly traded cruise, marina and travel and event company, from 2005 to 2008. Mr. Luebbers co-founded and has served as Managing Partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties, since 2004. Prior to that, he was Executive Vice President and Chief Financial Officer at RFS Hotel Investors, Inc., previously a publicly traded real estate investment trust from 2000 to 2003, where he was responsible for the company’s capital markets and treasury functions. Prior to that, Mr. Luebbers served as Senior Vice President of planning and investment analysis at Hilton Hotels Corporation from 1996 to 2000. Mr. Luebbers received a Bachelor of Science degree from Cornell University and a Master of Business Administration degree from the University of California at Berkeley.

PINKIE D. MAYFIELD

Ms. Mayfield, age 56, is one of our independent directors and has served on our board of directors since May 2023 following the completion of our merger transaction with Broadmark and served on the board of directors of Broadmark from November 2019 until the merger transaction. Ms. Mayfield is the Chief Communications Officer and Vice President of Corporate Affairs at Graham Holdings Company (formerly The Washington Post Company) where she is a key member of the executive team responsible for investor relations, corporate affairs, public relations, communications, strategic initiatives and advising the chairman on matters of special interest. A seasoned finance executive rooted in investment management, Ms. Mayfield previously served as the Vice President of Corporate Solutions, responsible for leadership and management of the largest procurement contracts across the enterprise. Ms. Mayfield joined the Post in 1998 as the Corporate Cash Manager to launch the Company's first public debt offering, and subsequently crafted the short- and long-term debt infrastructure. She became the Assistant Treasurer in 1999, managing the cash and investment elements of Treasury. Prior to joining Graham Holdings, Ms. Mayfield was an Assistant Vice President and Trust Officer at NationsBank (now Bank of America) in the Investment Services Division where she was an advisor to corporations, unions, pension funds, foundations and endowments. She began her career at Prudential-Bache Securities. Ms. Mayfield is a board member of DXC Technologies (NYSE: DXC) and Chair of the Audit Committee at Founders Bank. She has also previously served as a Director of several private companies. Ms. Mayfield graduated magna cum laude with a Bachelor of Arts degree in business administration from Trinity Washington University and earned a Master of Business Administration degree from the University of Maryland University College.

ANDREA PETRO

Ms. Petro, age 71, is one of our independent directors and has served as a member of our board of directors since July 2020. From March 2020 through February 2023, Ms. Petro was engaged by our Manager as a consultant providing advice in the commercial finance and consumer finance sectors, as well as support for Ready Capital marketing initiatives and Small Business Administration (“SBA”) business development. She served as Managing Director and Group Head of the Specialty Commercial Finance Group of our Manager from June 2018 until February

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2020. Ms. Petro previously worked at Wells Fargo Capital Finance from 2000 to 2017 as the Executive Vice President and Group Head of the Lender Finance Division and the Supply Chain Finance Division. From 1992 to 2000, Ms. Petro was at Transamerica Business Credit where she served as the Senior Vice President and National Marketing Manager. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at The University of Texas. Previously she served as a member of the board of the Secured Finance Network (formerly known as the Commercial Finance Association (“CFA”)) from 2003 to 2022 and as President of the CFA from 2016 through 2017. She was also a member of the board of the Secured Finance Network Education Foundation from 2016 through 2020. Ms. Petro holds a Master of Business Administration degree in finance from the McCombs School of Business at the University of Texas and a Bachelor of Arts degree with a concentration in Russian and Soviet Studies from Kent State University.

Committee Matters

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found on our website at www.readycapital.com.

AUDIT COMMITTEE

Messrs. Filipps (Chair), Nathan and Reese

Our board of directors has determined that all of the members of the Audit Committee are independent, as required by the NYSE listing standards for Audit Committee members, the Guidelines, and the independence standards adopted by our board of directors, as permitted by the Guidelines (the “Independence Standards”), and meet the requirements of the SEC rules governing the qualifications of Audit Committee members and the written charter of the Audit Committee. Our board of directors has also determined, based on its qualitative assessment of their relevant levels of knowledge and business experience, (see “Election of Directors—Information Regarding the Nominees for Election of Directors” and “Election of Directors—Information Regarding Directors not Standing for Re-election” for a description of Messrs. Filipps’, Nathan’s and Reese’s respective backgrounds and experience), that Messrs. Filipps, Nathan and Reese each are “financially literate” as required by the NYSE listing standards. In addition, our board of directors has determined that Messrs. Filipps, Nathan and Reese each qualify as an “Audit Committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. The Audit Committee, among other things, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the staffing, performance, budget, responsibilities and qualifications of our internal audit function and reviewing its policies with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors our interim and audited financial statements, as well as approving the filing of our interim and annual financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter.

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COMPENSATION COMMITTEE

Messrs. Sinai (Chair) and Filipps and Ms. Mielle

Our board of directors has determined that all members of the Compensation Committee are independent as required by NYSE listing standards for Compensation Committee members, the Guidelines, the Independence Standards, and the written charter of the Compensation Committee. The Compensation Committee is responsible for, among other things, evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under the Amended and Restated Management Agreement between us, Sutherland Partners, L.P. (the “Operating Partnership”) and our Manager dated as of May 9, 2016, as amended by the First Amendment to the Amended and Restated Management Agreement dated as of December 6, 2020 (the “Management Agreement”), preparing Compensation Committee reports, overseeing and administering our 2013 equity incentive plan (the “Prior Plan”) and our 2023 equity incentive plan (the “2023 Plan” and together with the Prior Plan, the “Equity Incentive Plans”) and determining the level of equity based compensation, in consultation with our executive officers, payable to the personnel of our Manager pursuant to such plans. Because the Management Agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers, except that we pay the allocable share of the compensation of our Chief Financial Officer, Chief Operating Officer and Chief Credit Officer based on the percentage of their time spent managing our affairs. To the extent that we become responsible for paying the compensation or any other employee benefits of our Chief Executive Officer, the Compensation Committee will review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine our Chief Executive Officer’s compensation level based on this evaluation. The Compensation Committee consults with our Manager when recommending to our board of directors the level of awards under the Equity Incentive Plans to be payable to the personnel of our Manager and our Manager’s affiliates.

Under the Management Agreement, we will reimburse our Manager for operating expenses related to us incurred by our Manager, including legal, accounting due diligence and other services. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, machinery, and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. The Compensation Committee is responsible for reviewing the information provided by our Manager to support the determination of our share of such costs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The specific responsibilities of the Compensation Committee are set forth in its written charter.

During 2023, the Compensation Committee engaged both Ferguson Partners Consulting, L.P. (“FPC”) and Farient Advisors, L.L.C. (“Farient”) to serve as its compensation consultants. FPC primarily assisted with the establishment of the 2023 Plan with the goal of creating a fair, reasonable, and balanced compensation program that closely aligns the interest of our board of directors and executive officers with those of our stockholders. Farient was engaged in late 2023 to review and evaluate our officer and director compensation levels and program for 2024, including conducting a competitive market review and peer group benchmarking analysis, and making officer and director compensation recommendations thereon. FPC and Farient received instructions from, and reported to, the Compensation Committee on an independent basis. The Compensation Committee evaluated whether any services proposed to be performed during 2023 by FPC and Farient raised any conflict of interest and determined that it did not. Farient’s consulting services to the Compensation Committee regarding officer and director compensation are discussed further below. See “Executive Compensation—Compensation Discussion and Analysis.” Other than as described herein, FPC and Farient did not provide other services to us or any of our affiliates during 2023.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Messrs. Reese (Chair), Sinai and Nathan and Ms. Mielle

Our board of directors has determined that all members of the Nominating and Corporate Governance Committee are independent as required by NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, as well as seeking, considering and recommending to our board of directors qualified candidates for election as directors, and approving and recommending to the full board of directors the appointment of each of our directors. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and recommends to our board of directors nominees for each committee of our board of directors, as needed. In addition, the committee annually facilitates the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter.

Corporate Governance

Corporate Governance Guidelines

Our board of directors has adopted the Guidelines which address the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.readycapital.com.

Director Independence

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that five of our seven nominees—Meredith Marshall, Dominique Mielle, Gilbert E. Nathan, J. Mitchell Reese and Todd M. Sinai—qualify as independent directors under the NYSE listing standards and the Independence Standards.

Role of our Board and Risk Oversight

Pursuant to our charter and Bylaws, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations, and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital

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availability, and refinancing risks. Our Manager regularly reports to our board of directors on our leverage policies, our asset origination and acquisition processes, any asset impairments, and our qualification as a REIT and whether we remain excluded from registration as an investment company under the Investment Company Act of 1940, as amended. Members of our board of directors routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. The independent directors meet separately from the personnel of our Manager on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Manager and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors committee have complete and open access to our Manager and its officers, employees and other personnel who support our Manager in providing services to us under the Management Agreement.

The board of directors believes that it should remain free to determine whether the roles of Chairman and Chief Executive Officer should be combined or separated based on circumstances and the composition of the board of directors at any given time. The board of directors has determined that a combined Chairman and Chief Executive Officer is in the best interests of the company at this time and has chosen Thomas E. Capasse, who is our Chief Executive Officer, to serve also as the Chairman of the Board. Our board of directors believes that its majority independent composition and the roles that our independent directors perform, provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our Manager. Our board believes that current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Cybersecurity Risk Oversight.

Subject to the oversight of our Board, cybersecurity risk management is led by our Incident Response Team, which is comprised of our Chief Technical Officer, Chief Financial Officer, Chief Executive Officer and Chief Investment Officer, General Counsel, and Head of Infrastructure. Certain members of the Incident Response Team report to our Board on a quarterly basis regarding the external threat environment, steps taken by us to address and mitigate cybersecurity risks as well as updates on our readiness to prevent, detect, respond and recover from a potential cybersecurity incident. Through this regular communication, the Board seeks to maintain reasonable assurance that all material cybersecurity risks are being addressed and an effective risk management framework is integrated into the business.

Code of Ethics

Our board of directors has adopted a Code of Ethics (the “Code of Ethics”). Our Code of Ethics applies to our officers, directors, employees, and independent contractors and to our Manager’s officers, directors, and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and promote:

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in our public communications;

compliance with applicable governmental laws, rules and regulations;

prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for our executive officers or directors may be made only by our board of directors or one of its committees and will be promptly disclosed on our website at www.readycapital.com if and to the extent required by law or stock exchange regulations.

The Code of Ethics is available for viewing on our website at www.readycapital.com.

Review, Approval or Ratification of Transactions with Related Persons

We have a Related Party Transaction Policy in place that sets forth the procedures for review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of our outstanding capital stock). Furthermore, our Code of Ethics contains a conflicts of interest policy that prohibits our directors, officers and employees from engaging in any transaction that involves an actual conflict of interest with us as determined by a majority of our directors. Additionally, we will not purchase any assets from, or issued by, certain other funds and managed accounts for which our Manager serves as the investment adviser or any entity managed by our Manager or our Manager’s affiliates or sell any asset to any such entity without the consent of a majority of our board of directors, including a majority of our independent directors. See “Certain Relationships and Related Transactions—Conflicts of Interest and Related Party Transactions.”

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible, pursuant to the Guidelines and its charter, for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity, and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required for our directors in the context of the current composition of our board of directors, operating requirements, and the long-term interest of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing our long-term interest and those of our stockholders and have an inquisitive and objective perspective, practical wisdom, and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals and recommends director candidates based upon contributions they can make to our board of directors and management, and their ability to represent our long-term interests and those of our stockholders. One factor that our board of directors and the Nominating and Corporate Governance Committee consider is the importance to the Company of diversity in the board room, including diversity in gender, race, ethnicity, and age, as well as among our directors’ fields of expertise, industry experience, and geographic location, and the

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contribution that directors with different work and life experiences and perspectives can bring to our strategic thinking and the manner in which our business and affairs are supervised by our board of directors.

Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or it otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity, and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairman of our board of directors, and other personnel of our Manager and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis in accordance with the advanced notice procedures set forth in our Bylaws as described below and in accordance with applicable law. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

To submit a director candidate for consideration for nomination at our 2025 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by February 14, 2025, but in no event earlier than January 15, 2025. The written notice must set forth the information and include the materials required by our Bylaws for advance notice of stockholder nominations. In addition to meeting the requirements under our Bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by May 26, 2025. The advanced notice procedures set forth in our Bylaws do not affect the right of stockholders to request the inclusion of proposals in our Proxy Statement pursuant to SEC rules. See “Submission of Stockholder Proposals” for information regarding providing timely notice of stockholder nominees and stockholder proposals under SEC rules.

Any such nomination should be sent to Andrew Ahlborn, our Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and, to the extent applicable, must include the information and other materials required by our Bylaws and applicable SEC rules.

Policy On INSIDER TRADING

We have adopted an Insider Trading Policy to promote compliance with federal, state and foreign securities laws that prohibit certain persons who are aware of material non-public information about a company from: (i) trading in securities of that company; or (ii) providing material non-public information about the Company or about other companies doing business with the Company to persons who may trade on the basis of that information. Our insider trading policy includes pre-clearance requirements and procedures for our officers and directors prior to effecting a transaction. In addition, our officers and directors are not permitted to (i) engage in hedging or monetization transactions involving Company securities, or (ii) pledge Company securities as collateral for a loan.

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Policy On Hedging AND PLEDGING Transactions

We prohibit our Named Executive Officers, directors, employees, associates, and independent contractors as well as officers, employees, and affiliates of our Manager from engaging in hedging transactions involving our securities (which include any securities issued by, or convertible or exchangeable for securities issued by, us or our subsidiaries). Prohibited hedging transactions include the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, short sales, collars, and exchange funds. This prevents such persons from continuing to own our securities without having the full risks and rewards of ownership, which could cause such persons to have objectives that are not aligned with the other stockholders. We also prohibit our executive officers and independent directors from pledging any shares of our Common Stock received through the vesting of equity awards granted by the Company or borrowing against an account in which such Common Stock is held.

CLAWBACK Policy

We maintain a clawback policy that complies with NYSE listing standards and Rule 10D-1 under the Exchange Act. In the event of a restatement of the reported financial results of the Company due to material non-compliance with financial reporting requirements, the Compensation Committee will recover reasonably promptly the amount of all erroneously awarded compensation received by a former or current executive officer during the covered period (within the meaning of such terms as provided in the NYSE listing standards).

Stock Ownership Guidelines

The Nominating and Corporate Governance Committee believes that stock ownership by our independent directors and certain of our executive officers is important to further align the interests of these individuals with those of our stockholders and expects these individuals to acquire significant ownership of equity in the Company (“Company Equity”). Our board of directors previously adopted minimum equity ownership guidelines for our independent directors requiring each independent director to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of five times such independent director’s annual cash retainer (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). These mandatory ownership guidelines are intended to create a clear standard that encourages independent directors to remain invested in the performance of our stock price.

After considering feedback received from certain stockholders regarding the application of stock ownership guidelines to our executive officers, our Nominating and Corporate Governance Committee determined that it was appropriate to adopt minimum stock ownership guidelines for certain of our Named Executive Officers, such as our Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer, who are employees of our Manager and are exclusively dedicated to our affairs, as well as certain other employees of our Manager who provide services to us. Accordingly, we have adopted minimum equity ownership guidelines requiring our Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such Named Executive Officer’s base salary, and which also require certain other employees of our Manager that provide services to us to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of two times such person’s base salary.

For purposes of the ownership guidelines, stock ownership includes any class of our equity securities, whether held directly or indirectly. Unvested shares of restricted Common Stock and unvested RSUs are not included for purposes of achievement of the stock ownership guidelines. Effective January 2023, each individual subject to the guidelines has five years from the date he or she becomes subject to the ownership guidelines to satisfy his or her respective requirements and come into compliance with the guidelines.

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The Nominating and Corporate Governance Committee reviewed the holdings of our independent directors and Named Executive Officers and other persons subject to these guidelines as of December 31, 2023 and determined that such persons were in compliance with these mandatory ownership guidelines either due to ownership of the requisite number of shares or because the individual was within the time period permitted to attain the required level of ownership.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

We have scheduled a board meeting in conjunction with our annual meeting of stockholders and, as set forth in the Guidelines, our policy is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders. Seven of our twelve directors attended last year’s annual meeting of stockholders.

Communications with our Board of Directors

Stockholders or other interested parties may communicate in writing with our directors, a committee of our board of directors, our independent directors as a group or our board of directors generally. Any such communications may be sent to our board of directors by U.S. mail or overnight delivery and should be directed to our Secretary at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, at the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of our board of directors. These executive sessions of our board of directors will be presided over by the Chairman of the Audit Committee.

Corporate Governance Review

In overseeing our corporate policies and our overall performance and direction, our board of directors operates in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors regularly reviews our corporate governance structure and considers whether any changes are necessary or desirable. As part of this review, our board of directors has appointed one female director, and one male director who self-identifies as an underrepresented minority, each of whom have been nominated to stand for re-election at the Annual Meeting, and adopted a number of corporate governance guidelines to better align the interests of our directors and certain executive officers with those of our stockholders, including minimum equity ownership guidelines for our directors and certain executive officers.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

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Compensation of Independent Directors

We pay compensation for service as a director only to those directors who are independent under the NYSE listing standards. During the year ended December 31, 2023, each independent director received an annual cash director's fee of $95,000 and an annual equity award of $115,000 in value of restricted Common Stock, prorated for time served as an independent director. In addition, the chair of the Audit Committee received an annual cash retainer of $25,000 and Audit Committee members serving in a non-chairman role received an additional cash retainer of $12,500. The chair of the Compensation Committee received an additional cash retainer of $20,000 and Compensation Committee members serving in a non-chairman role received an additional cash retainer of $10,000. The chair of the Nominating and Corporate Governance Committee received an additional cash retainer of $15,000 and Nominating and Corporate Governance Committee members serving in a non-chairman role received an additional cash retainer of $7,500. We reimbursed all members of our board of directors for their travel expenses incurred in connection with their attendance at full meetings of our board of directors and its committees.

Our independent directors are also generally eligible to receive restricted stock units (“RSUs”), restricted Common Stock, and other equity-based equity awards under the Equity Incentive Plans.

2023 Director Compensation

The following table summarizes the 2023 annual compensation received by our independent directors.

	Fees Earned or
	Paid in
Name	Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Frank P. Filipps	130,000	115,000	245,000
Daniel J. Hirsch(3)	55,417	67,086	122,503
Kevin M. Luebbers(3)	55,417	67,086	122,503
Meredith Marshall	95,000	115,000	210,000
Pinkie D. Mayfield(3)	55,417	67,086	122,503
Dominique Mielle	112,500	115,000	227,500
Gilbert E. Nathan	115,000	115,000	230,000
Andrea Petro(4)	23,750	28,753	52,503
J. Mitchell Reese	122,500	115,000	237,500
Todd M. Sinai	122,500	115,000	237,500
(1)	Annual board fees, chair and committee service fees paid to independent directors in 2023.
(2)	The aggregate grant date fair value of awards granted in 2023 based on the stock price on the grant date and calculated under FASB ASC Topic 718 based on the value of the underlying shares on the grant date. The shares of restricted Common Stock vest in equal quarterly installments over a one-year period. Dividends are to be paid on unvested shares of restricted Common Stock at the same rate and at the same time as dividends on the Company’s Common Stock.
(3)	Messrs. Hirsch and Luebbers and Ms. Mayfield were appointed to our board of directors effective May 31, 2023.
(4)	Ms. Petro was deemed an independent director under the NYSE listing standards effective October 1, 2023.

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OUR COMPANY

Ready Capital is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The company lends up to $100 million on multifamily and commercial real estate, delivering value-add bridge loans and fixed rate financings for stabilized assets. Ready Capital is an approved Freddie Mac Small Balance Loan (“SBL”) lender as well a top 5 Small Business Administration Preferred Lender.

Formed in 2011, Ready Capital is a publicly traded mortgage REIT (NYSE: RC), and is externally managed by Waterfall Asset Management, LLC., a NY-based SEC registered investment advisor with $12.6 billion in assets under management as of December 31, 2023.

RC NYSE Ticker
		$351.2M Net Income from continuing operations	17.2% ROE from continuing operations	$2.2B Investment Portfolio Originations

2023 COMPANY PERFORMANCE
350+ Employees	7 Offices

		$14.10 BVPS	0.8X Recourse Leverage Ratio	13.5% Dividend Yield
$2.6BN Capitalization	5,400+ Loan Count

Our People

In our recruitment efforts, we strive to have a diverse group of candidates to consider for roles and aim to both attract and retain exceptionally skilled employees through a culture designed to foster and encourage performance, integrity, and inclusion. We and our Manager invest heavily in developing and supporting our employees throughout their careers. We have over 350 employees across offices located in Texas, Florida, New Jersey, New York, and various satellite locations located throughout the United States.

We believe that our people are the foundation of our success and are committed to ensuring that they are engaged both professionally and socially. We encourage the professional development of our employees through regular in-person trainings and online learning resources. For example, we provide our employees with unlimited access to hundreds of courses on topics ranging from SBA lending, commercial real estate lending, Excel, PowerPoint, management, and leadership. We also provide quarterly in-person trainings in multiple locations that focus on reinforcing a culture of collaboration and teamwork as well as developing our four core values of Responsiveness, Creative, Personal and Dependable.

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OUR COMPANY

OUR CORE VALUES

RESPONSIVENESS	CREATIVE	PERSONAL	DEPENDABLE
We embrace the importance of prompt communication in every aspect of our business. Our flat organizational structure enables quick, qualified answers for our clients.	We think outside the box. We approach every transaction on its own merits to craft customized lending solutions that meet the unique needs of our clients.	Our business value is built on the strength of our client and team member relationships. Every handshake is a new opportunity to deepen the connections that make our business thrive.

We produce results with confidence when others can’t, and readily stake our reputation on our ability to perform. We say what we mean, mean what we say and place a high premium on transparent communication.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE POLICY

Ready Capital takes action to consider how our activity impacts those in our community—both locally and globally. Ready Capital recognizes the need for our corporate responsibility with respect to environmental, social and governance (“ESG”) considerations in order to help build a sustainable future. Even as commercial enterprises strive to excel, businesses have embraced the challenge of contributing to a better world, adopting a vision that is encapsulated in the mindset of ESG. As a fiduciary to our stockholders, Ready Capital is committed to taking the necessary steps to create positive impacts, while generating consistent returns and protecting stockholders’ economic and reputational interests. With these goals in mind, Ready Capital has adopted an Environmental, Social, and Governance Policy (the “ESG Policy”). The ESG Policy addresses the specific businesses, opportunities and operations entered into and undertaken by the operating companies of Ready Capital and is intended to supplement the ESG policy of our Manager.

Our ESG commitment includes:

ENVIRONMENTAL POLICY

Ready Capital recognizes the direct impact our daily operations and employees have on the world around us, and we are committed to doing our part by limiting our environmental footprint. We have implemented environmental controls in our business operations by adhering to general corporate sustainability practices such as energy reduction through energy efficient products, waste management through recycling and water usage through filtered water dispensers. We make certain to comply with all applicable local laws and look for opportunities where we can improve even further.

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OUR COMPANY

SOCIAL

Human capital is crucial to any organization. Ready Capital understands the need to foster a workplace which allows employees to feel safe, protected, encouraged, and empowered. We believe we have implemented the proper framework to achieve these objectives. Our corporate policies drive a commitment to diversity and inclusion. We believe having such a commitment is the right thing to do and enhances our ability to help our clients achieve their financial goals. We welcome qualified candidates and provide all employees the opportunity to learn, develop and grow without discriminating based on race, ethnicity, color, gender, national origin, age, religion, socioeconomic background, sexual orientation, or physical ability. Our commitment to diversity and inclusion is rooted in three guiding principles (1) Our organization is enhanced when diverse viewpoints are present, analyzed, understood, and respected; (2) Leadership potential is enhanced when one is able to constructively interact with others from all walks of life; and (3) Our experiences are enhanced by having positive contact with an ever-changing, but increasingly interconnected, world. We believe our employees succeed and develop when they are exposed to multiple perspectives. We strongly endorse our culture that respects the uniqueness of its members.

GOVERNANCE

The business and affairs of Ready Capital are conducted by its officers and employees, under the direction of the Chief Executive Officer and the oversight of the Company’s board of directors. As a whole, and through its committees, our board of directors oversees management and acts in a manner that helps assure that the long-term interests of the stockholders are served with the utmost commitment to integrity. Management, at the direction of our board of directors, strives to provide all employees with necessary training tools to allow for a continued commitment to the highest standards of ethical, moral, and legal business conduct.

Consistent with this undertaking, and the Company’s encouragement of open communication, the ESG Policy
(1) provides an avenue for employees, as well as Company contractors, subcontractors, and agents, to report serious improper conduct; and (2) provides that they will be protected from retaliation for reporting serious improper conduct in good faith. All officers, directors and employees of the Company and its subsidiaries have a responsibility to guard against and report any questionable or unethical related actions that can subject the Company or its personnel to civil or criminal liability.

Our ESG commitment includes:

•	Maintaining an environmental policy that applies to all real estate collateral underlying our loans. Our Manager conducts thorough due diligence that is reviewed by specialized environmental counsel. The due diligence our Manager performs on each of our investments includes as applicable, environmental reports to identify and evaluate potential environmental hazards, including ground water pollution, polychlorinated biphenyls, lead paint, asbestos, and radon gas. We may also include specific requirements in our loan documents, including the potential use of environmental insurance, to ensure the completion of any required remediation.

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OUR COMPANY

Compliance is monitored by the Company’s asset management team. We utilize a Phase I environmental site assessment to identify environmental conditions that may have a material impact on the property being assessed.

   We provided capital to manufacturers of solar panels through investment in Commercial Property Assessed Clean Energy (C-PACE) financing.

   Facilitated $6.5 billion of Low-Income Housing Tax Credit financing for 75,000 apartment units in affordable and mixed income rental properties.

   Originated more than 1,100 agency small balance multifamily loans totaling $2.8 billion since 2015.

   Provided more than $1.4 billion of financing to assist more than 1,400 small businesses under the SBA 7(a) guaranteed loan program.

•	Supported military veterans and families as a sponsor of Military Makeover television show airing on Lifetime and Armed Forces Network. In addition, Ready Capital offers preferred pricing to veteran business owners.

   Maintaining a partnership with Esusu, the leading financial technology platform leveraging data to empower renters and improve property performance. Through our partnership, Ready Capital helps bolster credit scores of underserved renters, gives access to a rent relief program, and provides financial literacy and credit education courses. To strengthen the alliance with Esusu, Ready Capital also donates to the Stable Home Fund, a 501(c)(3) public charity organization that provides rent relief funds to help keep renters in their homes at times of financial distress. Through this commitment, underserved communities will get the urgent rent relief funds they need.

•	We are committed to giving back to our communities. We host an annual Volunteer Day in which employees participate in one common volunteer activity nationwide. Employees also participate in quarterly volunteer committee meetings, during which employees discuss and put into action their ideas on how we can participate in local events to support the community, such as toy drives, food drives, providing school supplies and more.

   Provided over $5.0 billion of PPP loans, the majority of which were under $25,000, to small businesses disproportionately comprised of minority/women-owned small businesses.

•	Efforts to foster a diversified workplace with approximately 46% of all employees identifying as female (13% of senior leadership) and approximately 29% of employees who identify as racially diverse. We believe having such a commitment is the right thing to do and enhances our ability to help our clients achieve their financial goals. We welcome qualified candidates and provide all employees the opportunity to learn, develop and grow without discriminating based on race, ethnicity, color, gender, national origin, age, religion, socioeconomic background, sexual orientation, or physical ability.
•	Our Manager is a signatory to the United Nations-supported Principles for Responsible Investment (“PRI”). The PRI is regarded as the world’s leading proponent of responsible investment and supports an international network of investor signatories in incorporating ESG factors into their investment and ownership decisions.

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OUR COMPANY

   We offer a comprehensive benefits program including, among other things:

●	A 401(k) plan with a company match incentive;
●	Medical, prescription, dental and vision insurance coverage for individuals and their families;
●	Subsidized life and disability insurance;
●	Paid parental and primary caregiver leave; and
●	Paid time off for holidays, personal days and vacation with manager approval.

STOCKholder Outreach and Engagement

We believe that fostering long-term relationships with our stockholders and maintaining their trust is a key Company objective and recognize the value of listening to and understanding their perspectives about our business. We conduct stockholder outreach year-round to proactively address issues on a broad array of topics that are important to existing and potential stockholders. Management uses this information to provide updates on a regular basis to our board of directors, who in turn takes such feedback into consideration when overseeing the Company’s strategy, formulating corporate governance and ESG practices and evaluating executive compensation practices.

For example, in response to feedback received from our stockholder engagement activities, we have continued our commitment to corporate governance by nominating for election at the Annual Meeting one female director (Dominique Mielle), and one male director (Meredith Marshall) who self-identifies as an underrepresented minority. We have also adopted certain best practices, such as minimum equity ownership guidelines for independent directors as well as certain employees of our Manager who serve as our executive officers, policies prohibiting hedging and pledging transactions by our Named Executive Officers, directors, employees and other persons, and have developed a compensation framework that will introduce objective Company and individual performance metrics for the annual cash incentive bonus compensation of those executives whose compensation we reimburse under the Management Agreement, including our Chief Financial Officer, Chief Credit Officer and Chief Operating Officer. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Strategy.” At our 2020 annual meeting, we also provided our stockholders with the opportunity to indicate whether we should hold an advisory vote on our Named Executive Officers’ compensation every one, two or three years. Based on the preference expressed by our stockholders, as well as other factors, our board of directors decided to conduct an advisory vote on executive compensation annually.

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OUR COMPANY

Information Regarding Our Executive Officers

We are externally managed and advised by our Manager. We rely on our Manager to provide or obtain, on our behalf, the personnel, and services necessary for us to conduct our business. Pursuant to the terms of our Management Agreement, our Manager and its affiliates provide us with our management team, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Investment Officer, and Chief Credit Officer, along with appropriate support personnel. All officers of the Company are employees of Waterfall or its affiliates.

ANDREW AHLBORN Chief Financial Officer Age: 40

EXPERIENCE

●
Mr. Ahlborn has served as our Chief Financial Officer since March 2019.
●
Mr. Ahlborn joined our Manager in 2010 and served as Controller of Ready Capital from 2015 to 2019. Having focused on Ready Capital since its formation in 2011, Mr. Ahlborn has served a vital role in many significant corporate transactions since our inception.
●
Prior to joining our Manager he worked in Ernst & Young, LLP’s Financial Services Office.

EDUCATION

●
Mr. Ahlborn received a Bachelor of Science degree in Accounting from Fordham University’s Gabelli School of Business and a Master of Business Administration degree from Columbia Business School.
●
He is a licensed Certified Public Accountant in New York.

GARY TAYLOR Chief Operating Officer Age: 64

EXPERIENCE

●
Mr. Taylor has served as our Chief Operating Officer since April 2019. Prior to joining our Manager, Mr. Taylor served as President and Chief Operating Officer of Newtek Business Credit from May 2015 to March 2019.
●
From 2013 to 2015, Mr. Taylor was Managing Director at Brevet Capital Management, and before that he was Chief Operating Officer of CIT Small Business Lending from 2007 to 2013.
●
Earlier in his career, Mr. Taylor held numerous roles within the financial services industry including at Lehman Brothers, Moody’s Investor Service, AT&T Capital Corporation, Resolution Trust Corporation, First Chicago Bank & Trust, and Chase Manhattan Bank.

EDUCATION

●
Mr. Taylor received a Bachelor of Science degree, with Honors, in Business from Florida A&M University.

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OUR COMPANY

ADAM ZAUSMER Chief Credit Officer Age: 46

EXPERIENCE

●
Mr. Zausmer has served as our Chief Credit Officer since July 2021. Prior to joining our Manager in 2013, Mr. Zausmer was a Senior Underwriter with JPMorgan Chase’s Commercial Term Lending business.
●
Prior to JPMorgan Chase, he was a Vice President on the Credit Risk Management team at Credit Suisse.
●
Mr. Zausmer began his career as a Management Associate within Citigroup’s Global Shared Services division and transitioned to the Residential Real Estate business as a Senior Credit Risk Analyst.

EDUCATION

●
Mr. Zausmer received a Bachelor of Science degree in Business Administration from the University at Buffalo and a Master of Science degree in Real Estate from New York University.

For the biography of Mr. Capasse and Mr. Ross, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.”

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EXECUTIVE COMPENSATION

25	Compensation Discussion and Analysis
26	Executive Compensation Strategy
28	Annual Cash Incentive Program
31	Equity Compensation
35	Compensation Committee Report
36	Summary Compensation Table
39	Potential Payments Upon Termination or Change in Control
39	Pay Ratio Disclosure
40	Pay versus Performance

Compensation Discussion and Analysis

NAMED EXECUTIVE OFFICER	TITLE/ROLE
Thomas E. Capasse	Chief Executive Officer and Chief Investment Officer
Jack J. Ross	President
Andrew Ahlborn	Chief Financial Officer
Gary Taylor	Chief Operating Officer
Adam Zausmer	Chief Credit Officer

This compensation discussion and analysis describes our compensation objectives and policies, including in relation to compensation received for the year ended December 31, 2023, by our Named Executive Officers, Thomas E. Capasse, our Chief Executive Officer and Chief Investment Officer, Jack J. Ross, our President, Andrew Ahlborn, our Chief Financial Officer, Gary Taylor, our Chief Operating Officer, and Adam Zausmer, our Chief Credit Officer.

We are managed by our Manager pursuant to the Management Agreement whereby we pay our Manager a management fee and incentive distribution and reimburse our Manager for (i) the allocable share of the compensation of our Chief Financial Officer, Chief Operating Officer, and Chief Credit Officer and (ii) the allocable share of the compensation of other personnel hired by our Manager who are dedicated primarily to us, based on the percentage of time spent managing our affairs. For details regarding payments under the Management Agreement, see “Certain Relationships and Related Transactions—Management Agreement.”

Our Named Executive Officers are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. We do not pay or reimburse our Manager for any portion of the cash compensation that is paid by our Manager and its affiliates to Mr. Capasse, our Chief Executive Officer and Chief Investment Officer, or Mr. Ross, our President.

We are responsible for reimbursing our Manager for the compensation paid to our Chief Financial Officer, Chief Credit Officer and Chief Operating Officer, who are exclusively dedicated to our affairs. Our Compensation Committee has also, from time to time, paid special cash bonuses and/or granted long-term equity-based awards to certain of our Named Executive Officers pursuant to the Equity Incentive Plans. These awards are designed to support our objectives of aligning the interests of our Named Executive Officers with those of our stockholders, promoting our long-term performance and value creation, and retaining these individuals who are critical to our growth and long-term

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EXECUTIVE COMPENSATION

success. A discussion of our and our Manager’s compensation strategy and the compensation we reimbursed to our Manager for our Name Executive Officers in respect of the performance year ended December 31, 2023 is set forth below.

Executive Compensation Strategy

We were pleased that approximately 95% of the votes cast by our stockholders at our 2023 annual meeting of stockholders supported our say-on-pay advisory vote on executive compensation. The Compensation Committee continuously examines and assesses our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices. As part of the Compensation Committee’s evaluation of our compensation strategy, the Compensation Committee determined that it would be appropriate to recommend that our Manager take a more formulaic approach with respect to the compensation of those executive officers whose compensation we reimburse under the Management Agreement, including our Chief Financial Officer, Chief Credit Officer and Chief Operating Officer. The Company engaged Farient as an independent compensation consultant to assist in developing objective performance standards for the annual cash incentive bonus plan for 2023 and long-term equity grants for the performance year 2023, which were granted to these officers in February 2024. Farient met with the Manager and our Compensation Committee on several occasions to discuss guiding principles, competitive market trends, peer group pay practices and other compensation considerations.

Annual Cash Incentive Program. Consistent with the Compensation Committee’s focus on incentive compensation that aligns executive compensation with our overall performance, the Compensation Committee recommended and our board of directors and our Manager approved the framework for the annual cash incentive bonus plan for 2023, which provides for a formulaic approach to aligning executive compensation with objective performance criteria, both for the individual executive officers and for the Company as a whole.

Under the annual cash incentive bonus plan for 2023, our Chief Financial Officer, Chief Operating Officer and Chief Credit Officer have the opportunity to earn threshold, target or maximum incentive cash bonus amounts based on the levels of achievement of the criteria described above. Whether any of the threshold, target or maximum bonus levels are attained will be determined by the Compensation Committee based on achievement of the criteria described above, including the discretionary component, and the weighting of each criterion.

Long-term Equity Awards. The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation. In addition, equity-based incentives appropriately align the interests of management with those of our stockholders. Our equity compensation program incorporates performance-based equity awards that are tied to the Company’s achievement of pre-defined performance metrics. The Compensation Committee determined that long-term equity awards in respect of the applicable performance year will include performance-based equity awards, in addition to time-based awards, which require the achievement of market-based performance measures, including return on equity (ROE) capital and total stockholder return (TSR) relative to an executive compensation peer group (as set forth below), measured over a cumulative three-year period. In addition, the long-term equity awards incorporate levels of opportunity which

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determine the amount of awards that will actually be earned by the executive officer. Our long-term equity compensation program includes the following features:

   Allocation of Awards: Year-end equity-based awards are allocated 50% to time-based equity awards that vest based on continued employment or service over a three-year vesting period and 50% to performance-based equity awards that remain at risk and are subject to forfeiture subject to the achievement of pre-established metrics over a three-year performance period.

   Performance-Based Vesting Criteria: Metrics for performance-based equity awards are tied solely to Company performance, which metrics have historically included distributable ROE capital and TSR relative to an executive compensation peer group, each measured over a cumulative three-year period.

   Payout Opportunities: The performance-based equity awards incorporate three levels of opportunity –threshold, target and maximum – which determine the amount of the performance-based equity awards that will be earned.

Long-term Equity Awards Peer Group. The executive compensation peer group (the “peer group”) used to evaluate and determine total compensation for Messrs. Ahlborn, Taylor and Zausmer is set forth below. Each component company is an internally managed company with an emphasis on mortgage financing and fits within the size parameters approved by the Compensation Committee (market capitalization and total enterprise value of 0.3x to 5.2x of the Company’s market capitalization and total enterprise value).

• AGNC Investment Corp.	• Mr. Cooper Group, Inc.
• Arbor Realty Trust, Inc.	• New York Mortgage Trust, Inc.
• BrightSpire Capital, Inc.	• Radian Group Inc.
• Chimera Investment Corporation	• Redwood Trust, Inc.
• Dynex Capital, Inc.	• Rithm Capital
• Hannon Armstrong Sustainable Infrastructure Capital, Inc.	• Two Harbors Investment Corp.
• Ladder Capital Corp.	• Walker & Dunlop, Inc.
• MFA Financial Inc.

The peer group for 2023 was the same peer group as for 2022, except for the addition of AGNC Investment Corp. and Rithm Capital, which were added because they were a match to the Company’s peer group profile, and the removal of iStar Inc., which was removed due to a shift in investment focus.

Merger-Related Compensation. During 2023, the Compensation Committee approved the payment of cash bonuses to Messrs. Ahlborn, Taylor and Zausmer in recognition of their extraordinary efforts in connection with our merger with Broadmark in the following amounts (referred to in this Proxy Statement as the “Merger-Related Cash Bonuses”): Mr. Ahlborn, $550,000, Mr. Taylor, $150,000; and Mr. Zausmer, $550,000.

The Compensation Committee also determined that equity awards granted in 2023 would include performance-based equity awards which require the achievement of performance-based measures related to our merger transaction with Broadmark (referred to in this Proxy Statement as the “Merger-Related RSUs”), including (i) cost savings in 2024 as a percentage of the pre-merger expense run rate, (ii) the volume of originations from the time of the merger through the end of 2024, (iii) incremental liquidity from asset level financing, portfolio run-off, sales or corporate re-levering through the end of 2024, and (iv) distributable ROE for 2024. The performance-based equity awards incorporate three levels of opportunity –threshold, target and maximum – which determine the amount of the performance-based equity awards that will be earned, if any, in 2025.

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EXECUTIVE COMPENSATION

Executive Compensation for the 2023 Performance Year. Our Named Executive Officers are employees of our Manager and are compensated by our Manager and its affiliates under compensation arrangements made with and determined by our Manager and its affiliates. Our Manager consults with the Compensation Committee and our board of directors regarding the philosophy, process and structure of compensation of these Named Executive Officers, and the Compensation Committee reviews the allocable share of the compensation of our Manager’s personnel, including our Chief Financial Officer, Chief Credit Officer and Chief Operating Officer, that we reimburse to our Manager under the Management Agreement. Consistent with our compensation strategy, our Manager’s compensation philosophy is to seek to align the interests of its professionals with those of its investors and investors in the vehicles that it manages, including us.

ANNUAL Cash Incentive Program

Consistent with the Compensation Committee’s focus on incentive compensation that aligns executive compensation with our overall performance, the Compensation Committee recommended and our board of directors and our Manager approved the framework for the annual cash incentive bonus plan for 2023, which provides for a formulaic approach to aligning executive compensation with objective performance criteria, both for the individual executive officers and for the Company as a whole. The annual cash incentive bonus plan for 2023 includes the following performance criteria for evaluation of the Company’s performance and the performance of Messrs. Ahlborn, Taylor and Zausmer, whose salaries we reimburse to our Manager under the Management Agreement:

	2023 Annual Cash Bonus Metric Weightings

						Segment Distributable
	Distributable		Platform	Portfolio	Enterprise	Net Income
Name	ROE(1)	Relative TSR(2)	Growth(3)	Losses(4)	Growth(5)	Contribution(6)	Individual(7)

Andrew Ahlborn	40%	10%	—	—	20%	—	30%
Gary Taylor	40%	10%	5%	—	—	15%	30%
Adam Zausmer	40%	10%	10%	10%	—	—	30%
(1)	Distributable ROE is calculated as the amount of 2023 distributable earnings returned as a percentage of average stockholders’ equity. For purposes of the annual cash bonus plan, the Company defines distributable earnings as net income adjusted for unrealized gains and losses related to certain MBS not retained by the Company as part of its loan origination business, realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights (“MSRs") from discontinued operations, unrealized changes in the current expected credit loss reserve and valuation allowances, unrealized gains and losses on de-designated cash flow hedges, unrealized gains and losses on foreign exchange hedges, unrealized gains and losses on certain unconsolidated joint ventures, non-cash compensation expense related to stock-based incentive plans, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses. We selected Distributable ROE because we believe it is the most relevant metric for determining ongoing profitability period over period.
(2)	Ready Capital’s TSR relative to the TSR of the following companies: Acres Commercial Realty Corp., Apollo Commercial Real Estate Finance, Inc., Arbor Realty Trust, Inc., Ares Commercial Real Estate Corporation, Blackstone Mortgage Trust, Inc., BrightSpire Capital, Inc., Cherry Hill Mortgage Investment Corporation, Chimera Investment Corporation, Granite Point Mortgage Trust Inc., Invesco Mortgage Capital Inc., KKR Real Estate Finance Trust Inc., Ladder Capital Corp., MFA Financial, Inc., New York Mortgage Trust, Inc., PennyMac Mortgage Investment Trust, Redwood Trust, Inc., Starwood Property Trust, Inc., TPG Real Estate Finance Trust, Inc. and Two Harbors Investment Corp. We selected relative TSR because we believe it is the most comparative measure of stockholder return across the peer group.
(3)	Includes both lower-to-middle market commercial real estate (“LMM”) origination and acquisition volumes and SBA origination volumes. We selected platform growth as a metric for Messrs. Taylor and Zausmer because we believe it measures the ongoing growth of the Company’s operations and measures activity levels across operating segments.
(4)	Calculated as the percentage of principal losses over the average unpaid principal balance of the loan portfolio. We selected portfolio performance as a metric for Mr. Zausmer because we believe it is a measurement of the credit underwriting in the portfolio.

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(5)	Calculated as the percentage increase in stockholders’ equity and corporate debt. We selected enterprise growth as a metric for Mr. Ahlborn because we believe it measures the Company’s growth which we deem critical to the ongoing success of the Company.
(6)	Calculated as the distributable earnings attributable to the Small Business Lending segment. We selected segment distributable net income contribution as a metric for Mr. Taylor because we believe it is the most relevant metric for determining the success of this operating segment.
(7)	The individual component of the annual cash bonus allows for an evaluation of the individual contributions of each of Messrs. Ahlborn, Taylor and Zausmer. Mr. Ahlborn’s individual goals were corporate and finance-focused, such as optimization of corporate debt and warehouse lines and liquidity management. Mr. Taylor’s individual goals were operations-focused, such as human resources management and operations infrastructure enhancement. Mr. Zausmer’s individual goals were CRE-focused, such as implementation of a dedicated sales leadership model and identification of new sourcing channels.

	2023 Annual Cash Bonus Performance Targets

Name	Distributable ROE	Relative TSR Percentile	Platform Growth – CRE*	Portfolio Growth – SBA*	Portfolio Losses (bps)	Enterprise Growth	Segment Distributable Net Income Contribution*

Threshold	6.0%	25th	2,000,000	337,500	60	10.0%	15,000
Target	8.0%	55th	3,000,000	450,000	45	20.0%	20,000
Maximum	10.0%	75th	4,000,000	562,500	30	30.0%	25,000
Actual	8.3%	26.3rd	3,134,352	503,477	<10	50.4%	26,787
*	Dollars in thousands

Under the annual cash incentive bonus plan for 2023, each of Messrs. Ahlborn, Taylor and Zausmer had the opportunity to earn threshold (100% of base salary), target (200% of base salary) or maximum (333% of base salary) incentive cash bonus amounts based on the levels of achievement of the criteria described above. Whether any of the threshold, target or maximum bonus levels were attained was determined by the Compensation Committee based on achievement of the criteria described above, including the discretionary component, and the weighting of each criterion. Actual bonuses paid for 2023 are described below.

2023 Annual Cash Bonus Opportunities and Payout

	Threshold ($)	Target ($)	Maximum ($)	Actual*

Andrew Ahlborn	$ 450,000	$ 900,000	$ 1,498,500	$ 1,025,000
Gary Taylor	$ 450,000	$ 900,000	$ 1,498,500	$ 900,000
Adam Zausmer	$ 450,000	$ 900,000	$ 1,498,500	$ 1,025,000
*	Each of Messrs. Ahlborn, Taylor and Zausmer earned 60%, 36% and 72%, respectively, of the discretionary component of the annual cash bonus plan.

Actual Cash Compensation for 2023. During the year ended December 31, 2023, pursuant to the terms of the Management Agreement, we reimbursed our Manager for the cash compensation of Messrs. Ahlborn, Taylor and Zausmer were exclusively dedicated to our affairs. See above for a description of the Merger-Related Cash Bonuses that we paid directly to Messrs. Ahlborn, Taylor and Zausmer.

●	For the performance year ended December 31, 2023, the total amount of cash compensation (including annual base salary, annual bonus, merger-related bonuses and any related withholding taxes and employee benefits) paid by our Manager that was allocable to and reimbursed by us for Mr. Ahlborn, our Chief Financial

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EXECUTIVE COMPENSATION

Officer, was $2,058,327, including $450,000 in base salary and an annual cash bonus of $1,025,000, which reflects a slightly less than maximum bonus payable under the bonus program discussed above based on actual performance results as set forth in the table above. The Compensation Committee and our Manager determined that Mr. Ahlborn’s annual base salary will be $450,000 for the year ended December 31, 2024, consistent with his 2023 base salary.
●	For the performance year ended December 31, 2023, the total amount of cash compensation (including annual base salary, annual bonus, merger-related bonuses and any related withholding taxes and employee benefits) paid by our Manager that was allocable to and reimbursed by us for Mr. Taylor, our Chief Operating Officer, was $1,527,578, including $450,000 in base salary and a cash bonus of $900,000, which reflects a bonus payable in line with the target metric under the bonus program discussed above based on actual performance results as set forth in the table above. The Compensation Committee and our Manager determined that Mr. Taylor’s annual base salary will be $450,000 for the year ended December 31, 2024, consistent with his 2023 base salary.
●	For the performance year ended December 31, 2023, the total amount of cash compensation (including annual base salary, annual bonus, merger-related bonuses and any related withholding taxes and employee benefits) paid by our Manager that was allocable to and reimbursed by us for Mr. Zausmer, our Chief Credit Officer, was $2,058,421, including $450,000 in base salary and a cash bonus of $1,025,000, which reflects a slightly less than maximum bonus payable under the bonus program discussed above based on actual performance results as set forth in the table above. The Compensation Committee and our Manager determined that Mr. Zausmer’s annual base salary will be $450,000 for the year ended December 31, 2024, consistent with his 2023 base salary.

We do not pay or reimburse our Manager for any portion of the cash compensation that is paid by our Manager and its affiliates to Mr. Capasse, our Chief Executive Officer, or Mr. Ross, our President. While these individuals devote such portion of their time to our affairs as is necessary to enable our Company to effectively operate our business, they also provide management and other services to other entities that are managed or advised by our Manager and its affiliates. Messrs. Capasse and Ross, as non-reimbursed Named Executive Officers, receive compensation directly from our Manager and its affiliates in the form of salaries. The compensation paid by our Manager to Messrs. Capasse and Ross is derived in part from the management fee and incentive distribution we pay to the Manager and in part from various other revenue streams generated by our Manager and its affiliates in its ordinary course of operations as an asset manager. Messrs. Capasse and Ross are also equity holders in our Manager and its affiliates and, accordingly, have an interest in the profits and losses of our Manager and its affiliates from these entities' past, present and future investments and businesses. The profits and losses of our Manager and its affiliates vary each year and any allocations of such profits to the equity holders of our Manager and its affiliates, including Messrs. Capasse and Ross are independent of the services they may provide to our Manager in supporting our business.

The Management Agreement does not require that any specified amount or percentage of the management fee or incentive distribution we pay to our Manager be allocated to our non-reimbursed Named Executive Officers. However, to put into context the compensation paid by our Manager to these Named Executive Officers in relation to the management fee and incentive distribution, our Manager estimates that the total compensation of Messrs. Capasse and Ross that was reasonably associated with their support of our Manager on behalf of our Company represented approximately 9% of the management fee paid and incentive distribution paid by us to our Manager in 2023. Of this amount, our Manager estimates that, approximately 33% was fixed (i.e., annual base salary).

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EXECUTIVE COMPENSATION

Equity COMPENSATION

The Compensation Committee has granted and may, from time to time, grant equity-based awards designed to align the interests of our Manager and the personnel of our Manager and our Manager’s affiliates who support our Manager in providing services to us under the Management Agreement with those of our stockholders, by allowing our Manager and personnel of our Manager and our Manager’s affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards, when granted, will be generally subject to vesting requirements designed to promote retention and to achieve strong performance for us. These awards further provide flexibility to us to enable our Manager to attract, motivate and retain talented individuals. We have adopted the Equity Incentive Plans, which provides for the issuance of equity-based awards, including stock options, restricted shares of Common Stock, phantom shares, dividend equivalent rights, restricted limited partner profit interests (“LTIP units”) and other restricted limited partnership units issued by Ready Capital Corporation (or our Operating Partnership) and other equity-based awards.

Our board of directors has delegated its administrative responsibilities under the Equity Incentive Plans to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to our Manager, our directors and officers and the employees and other personnel of our Manager and our Manager’s affiliates who support our Manager in providing services to us under the Management Agreement, and to determine what form the awards will take and the terms and conditions of the awards.

Historically, we have not granted any awards under the Equity Incentive Plans to our Chief Executive Officer and Chief Investment Officer or our President as part of our compensation program. Rather, under the terms of the Management Agreement, we pay 50% of the incentive distribution to our Manager in shares of our Common Stock and such officers, as equity holders of our Manager, have an interest in the shares of Common Stock that we pay to our Manager in respect of the incentive distribution. As part of our equity compensation program, we have made certain grants of awards to other personnel of our Manager who provide services to us, including Messrs. Ahlborn, Taylor and Zausmer, as described below under “Equity Grants.”

The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices, and will make or recommend to our board of directors modifications to the compensation programs, as deemed appropriate. The Company engaged Farient as its independent compensation consultant to assist in evaluating our equity compensation program in respect of the performance year ended December 31, 2023, as well as our overall compensation program for 2024. Farient’s services to us have been limited to the compensation-related services described in this Proxy Statement. Farient provided an analysis of guiding principles, competitive market trends, peer group pay practices, compensation strategy and other compensation considerations.

Equity Grants

Equity Grants For the 2022 Performance Year (Granted in 2023)

In February 2023, the Compensation Committee approved the grant of 480,586 shares of restricted Common Stock and RSUs (which reflects vesting at a "target" payout percentage in the case of performance-based equity awards) under the Prior Plan to certain of our employees and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including Messrs. Ahlborn, Taylor and Zausmer. In February 2023, our board of directors approved recommendations by the Compensation Committee with

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respect to the long-term equity awards to Messrs. Ahlborn, Zausmer and Taylor, in respect of performance for the year ended December 31, 2022, including the specific performance metrics, weighting and levels of opportunity for performance-based equity awards as described below. In determining the long-term equity awards to Messrs. Ahlborn, Taylor, and Zausmer, the Compensation Committee focused on the measures and factors described above under “Executive Compensation for the 2023 Performance Year.” Based upon these considerations, the Compensation Committee approved long-term equity awards as follows in respect of performance for the year ended December 31, 2022, subject to the forward-looking vesting criteria described below:

Names	Award Granted(1)	Grant Date Fair Value of Award

Andrew Ahlborn	61,634	$ 800,000
Gary Taylor	61,634	$ 800,000
Adam Zausmer	61,634	$ 800,000
(1)	Granted on February 12, 2023, 50% of the award is comprised of time-based shares of restricted Common Stock and 50% of the award is comprised of performance-based RSUs that are eligible to vest as described below. The number of performance-based awards included in this amount reflects vesting at a “target” payout percentage.

Key Terms of the Year-End 2022 Performance-Based Equity Awards (Granted in 2023)

With respect to the long-term equity awards granted to Messrs. Ahlborn, Taylor, and Zausmer in respect of performance for the year ended December 31, 2022 (which were granted in 2023), 50% of such awards are time-based shares of restricted Common Stock that vest ratably in equal annual installments over three-year period based solely on continued employment or service. Dividends are paid on all time-based awards, vested and non-vested.

The remaining 50% of such awards are performance-based RSUs. These performance-based equity awards remain at risk and are subject to forfeiture subject to the achievement of annualized Distributable ROE metrics (50% weighting) and relative TSR (50% weighting) relative to the performance of the peer group designated by the Compensation Committee (disclosed above under “Executive Compensation Strategy”), in each case for the performance period commencing January 1, 2023, and ending December 31, 2025. Dividends payable in connection with performance-based equity awards will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vested.

Equity Grants For the 2023 Performance Year (Granted in 2024)

In February 2024, the Compensation Committee approved the grant of 747,472 shares of restricted Common Stock and RSUs (which reflects vesting at a "target" payout percentage in the case of performance-based equity awards) under the 2023 Plan to certain of our employees and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including Messrs. Ahlborn, Taylor and Zausmer. In February 2024, our board of directors approved recommendations by the Compensation Committee with respect to the long-term equity awards to Messrs. Ahlborn, Zausmer and Taylor, in respect of performance for the year ended December 31, 2023, including the specific performance metrics, weighting and levels of opportunity for performance-based equity awards as described below. In determining the long-term equity awards to Messrs. Ahlborn, Taylor, and Zausmer, the Compensation Committee focused on the measures and factors described above under “Executive Compensation for the 2023 Performance Year.” Based upon these considerations, the Compensation

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Committee approved long-term equity awards as follows in respect of performance for the year ended December 31, 2023, subject to the forward-looking vesting criteria described below:

Names	Award Granted(1)	Grant Date Fair Value of Award

Andrew Ahlborn	88,300	$ 800,000
Gary Taylor	88,300	$ 800,000
Adam Zausmer	88,300	$ 800,000
(1)	Granted on February 22, 2024, 50% of the award is comprised of time-based shares of restricted Common Stock and 50% of the award is comprised of performance-based RSUs that are eligible to vest based on achievement of pre-established performance metrics. The number of performance-based awards included in this amount reflects vesting at a “target” payout percentage as shown in the table.

Key Terms of the Year-End 2023 Performance-Based Equity Awards (Granted in 2024)

With respect to the long-term equity awards granted to Messrs. Ahlborn, Taylor, and Zausmer in respect of performance for the year ended December 31, 2023 (which were granted in 2024), 50% of such awards are time-based shares of restricted Common Stock that vest ratably in equal annual installments over three-year period based solely on continued employment or service. Dividends are paid on all time-based awards, vested and non-vested.

The remaining 50% of such awards are performance-based RSUs. These performance-based equity awards remain at risk and are subject to forfeiture subject to pre-established metrics. Dividends payable in connection with performance-based equity awards will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vested.

Merger-Related RSUs (Granted in 2023)

In June 2023, the Compensation Committee approved the grant of 248,268 shares of restricted Common Stock and RSUs (which reflects vesting at a "target" payout percentage in the case of performance-based equity awards) under the Prior Plan to certain of our employees and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including RSUs to Messrs. Ahlborn, Taylor and Zausmer. In June 2023, our board of directors approved recommendations by the Compensation Committee with respect to the M&A equity awards to Messrs. Ahlborn, Zausmer and Taylor, in respect of the acquisition of Broadmark, including the specific performance metrics, weighting and levels of opportunity for performance-based equity awards as described below. In determining the equity awards to Messrs. Ahlborn, Taylor, and Zausmer, the Compensation Committee focused on the measures and factors described above under “Executive Compensation for the 2023 Performance Year.” Based upon these considerations, the Compensation Committee

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approved equity awards as follows subject to the forward-looking vesting criteria described under “Merger-Related Compensation”:

Names	Award Granted(1)	Grant Date Fair Value of Award

Andrew Ahlborn	98,912	$ 1,000,000
Gary Taylor	24,728	$ 250,000
Adam Zausmer	98,912	$ 1,000,000
(1)	Granted on June 1, 2023, these awards are performance-based RSUs that are eligible to vest as described above under “Merger-Related Compensation”. The number of performance-based awards included in this amount reflects vesting at a “target” payout percentage as shown in the table.

Achievement and Settlement of 2020 Performance Awards (Granted in 2021)

The Compensation Committee previously granted to Messrs. Ahlborn, Taylor and Zausmer performance-based RSUs that were eligible to vest based on achievement of our absolute TSR and TSR relative to the performance of the peer group designated by the Compensation Committee for the performance period commencing January 1, 2021, and ending December 31, 2023 (the “2021 Performance RSUs”). On January 9, 2024, the Compensation Committee reviewed and approved the payout of the 2021 Performance RSUs, as follows:

Metric	Weight	Threshold (50%)	Target (100%)	Maximum (300%)	Result	Payout

Absolute TSR(1)	50%	25%	35%	50%	21.31%	0.00%
Relative TSR(2)(3)	50%	30%	55%	90%	61.10%	134.86%
(1)	In the event our absolute TSR percentage falls between 25.0% and 35.0%, our absolute TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0% and in the event that our absolute TSR percentage falls between 35.0% and 50.0%, absolute TSR vesting percentage is determined using a straight line linear interpolation between 100.0% and 300.0%.
(2)	The peer group for the 2021 Performance RSUs included the following companies: Starwood Property Trust, Inc., Blackstone Mortgage Trust, Inc., Rithm Capital Corp., Chimera Investment Corporation, Creative Media & Community Trust Corporation, Arbor Realty Trust, Inc., MFA Financial, Inc., Two Harbors Investment Corp., Apollo Commercial Real Estate Finance, Inc., Invesco Mortgage Capital Inc., AG Mortgage Investment Trust, Inc., Greystone Housing Impact Investors LP, PennyMac Mortgage Investment Trust, Redwood Trust, Inc., Ladder Capital Corp, New York Mortgage Trust, Inc., Ares Commercial Real Estate Corporation, Cherry Hill Mortgage Investment Corporation, and ACRES Commercial Realty Corp.
(3)	In the event our relative TSR percentile falls between the 30th percentile and the 55th percentile, relative TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0% and in the event that our relative TSR percentile falls between the 55th percentile and 90th percentile, our relative TSR vesting percentage shall be determined using a straight line linear interpolation between 100.0% and 300.0%.

Impact of Performance on Compensation

The following summarizes the realized pay for Messrs. Ahlborn, Taylor and Zausmer for 2023, which shows (i) base salary paid during 2023; (ii) the Merger-Related Cash Bonus; (iii) annual cash bonus earned for 2023; and (iv) the pre-tax value of restricted shares vested during 2023, valued at the time of such vesting. No RSUs vested during 2023.

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Names	Base Salary ($)	Bonus ($)	Non-Equity Incentive ($)	Value Realized on Vesting ($)	Total Realized Pay ($)

Andrew Ahlborn	450,000	550,000	1,025,000	215,146	2,240,146
Gary Taylor	450,000	150,000	900,000	238,014	1,738,014
Adam Zausmer	450,000	550,000	1,025,000	190,554	2,215,554

Compensation Committee Report

The Compensation Committee evaluates and establishes equity award compensation for our Manager and our directors and officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under the Management Agreement and administers the Company’s equity incentive plans. The Compensation Committee consults with our Manager when determining the level of grants under the equity incentive plans to be payable to our Manager, our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under the Management Agreement. While our management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Todd Sinai, Chairperson

Frank P. Filipps

Dominique Mielle

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

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Summary Compensation TABLE

The following table below sets forth the compensation of our Named Executive Officers (Messrs. Ahlborn, Zausmer and Taylor) reimbursed to our Manager by us or, in the case of the Merger-Related Cash Bonuses, paid by us, for the fiscal years ended December 31, 2023, 2022 and 2021. Other than with respect to Messrs. Ahlborn, Taylor, and Zausmer we did not pay or make any reimbursement for any compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(4)	Total ($)(3)

Andrew Ahlborn	2023	$450,000	$550,000(5)	$1,800,000	$1,025,000	$33,327	$3,858,327
Chief Financial Officer	2022	$431,250	$45,348	$750,000	$1,194,652	$29,576	$2,450,826
	2021	$375,000	$1,050,000(6)	$317,398	$-	$21,516	$1,763,914
Gary Taylor	2023	$450,000	$150,000(5)	$1,050,000	$900,000	$27,578	$2,577,578
Chief Operating Officer	2022	$431,250	$-	$650,000	$1,060,000	$24,601	$2,165,851
	2021	$375,000	$941,250(6)	$423,188	$-	$21,438	$1,760,876
Adam Zausmer	2023	$450,000	$550,000(5)	$1,800,000	$1,025,000	$33,421	$3,858,421
Chief Credit Officer	2022	$431,250	$-	$750,000	$1,240,000	$29,576	$2,450,826
	2021	$315,625	$1,106,875(6)	$-	$-	$21,584	$1,444,084

(1)	The Named Executive Officers are employees of our Manager or its affiliates and, with the exception of the Merger-Related Bonuses, are not paid cash compensation by us.
(2)	The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of shares of restricted Common Stock and RSUs calculated under FASB ASC Topic 718, based on the value of the underlying shares on the grant date and, with respect to the performance-based awards, the probable outcome of performance-based vesting conditions on the grant date (at target performance levels). Assuming, instead, the highest level of performance achievement as of the grant date for the performance-based awards granted in 2023, the aggregate grant date fair value of the awards would have been as follows: Mr. Ahlborn, $800,000 (performance-based RSUs) and $2,000,000 (Merger-Related RSUs); Mr. Taylor, $800,000 (performance-based RSUs) and $500,000 (Merger-Related RSUs); and Mr. Zausmer, $800,000 (performance-based RSUs) and $2,000,000 (Merger-Related RSUs).
(3)	The amounts reported in the “Stock Awards” column previously reflected the grant date fair value of stock awards earned with respect to the applicable year and have been updated to reflect the grant date fair value of the stock awards granted in the applicable year.
(4)	The amounts reported for 2023 represents (i) employer 401(k) matching contributions of $6,600 for each of Messrs. Ahlborn, Taylor and Zausmer; (ii) employer cash balance plan contributions of $6,600 for each of Messrs. Ahlborn, Taylor and Zausmer; and (iii) medical and dental benefits reimbursed by Ready Capital to our Manager of $20,127 for Mr. Ahlborn, $14,378 for Mr. Taylor, and $20,221 for Mr. Zausmer.
(5)	The amounts reported for 2023 reflect the Merger-Related Cash Bonuses.
(6)	Amounts reported in the “Bonus” column for 2021 were earned based on the level of achievement against performance metrics for the year, as previously discussed in the Compensation Discussion and Analysis included in the respective proxy statements.

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2023 Grants of Plan-Based Awards. The following table summarizes certain information regarding all plan-based awards granted during the 2023 fiscal year to our Named Executive Officers. All stock awards were granted under the Prior Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(#)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other	Grant Date Fair
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Awards: Number of Shares of Stock or Units(#)(4)	Value of Stock and Option Awards ($)(5)
Andrew Ahlborn		$450,000	$900,000	$1,498,500
	02-12-23				15,409(2)	30,817(2)	61,634(2)		$400,000
	02-12-23							30,817	$400,000
	06-01-23				49,456(3)	98,912(3)	197,824(3)		$1,000,000
Gary Taylor		$450,000	$900,000	$1,498,500
	02-12-23				15,409(2)	30,817(2)	61,634(2)		$400,000
	02-12-23							30,817	$400,000
	06-01-23				12,364(3)	24,728(3)	49,546(3)		$250,000
Adam Zausmer		$450,000	$900,000	$1,498,500
	02-12-23				15,409(2)	30,817(2)	61,634(2)		$400,000
	02-12-23							30,817	$400,000
	06-01-23				49,456(3)	98,912(3)	197,824(3)		$1,000,000
(1)	Amounts in this column represent the annual cash bonus opportunities.
(2)	Amounts represent RSUs, which vest based on achievement of TSR and Distributable ROE metrics.
(3)	Amounts represent the Merger-Related RSUs, which vest based on achievement of certain merger-related metrics as described in the Compensation Discussion & Analysis.
(4)	Amounts in this column represent shares of restricted Common Stock, which vest in equal installments of one-third on February 12, 2024, February 12, 2025 and February 12, 2026.
(5)	The amounts in this column represent the grant date fair value of the shares of restricted Common Stock and RSU awards.

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Outstanding Equity Awards as of the 2023 Fiscal Year-End. The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the 2023 fiscal year by each Named Executive Officer.

		Stock Awards

					Equity Incentive
				Equity Incentive	Plan Awards:
				Plan Awards:	Market or
				Number of	Payout Value of
				Unearned	Unearned
		Number of Shares	Market Value of Shares	Shares, Units or	Shares, Units or
		or Units of Stock	or Units of Stock	Other Rights	Other Rights
		That Have	That Have	That Have Not	That Have Not
Names	Grant Date	Not Vested (#)	Not Vested ($)(1)	Vested (#)	Vested ($)(1)

Andrew Ahlborn	02/12/21	12,473(2)(3)	$127,848	-	$-
	02/12/22	17,618(4)	$180,585	26,427(6)	$270,877
	02/12/23	30,817(5)	$315,874	30,817(7)	$315,874
	06/01/23	-	$-	98,912(8)	$1,013,848
Gary Taylor	02/12/21	16,630(2)(3)	$ 170,458	-	$-
	02/12/22	15,268(4)	$156,497	22,903(6)	$234,756
	02/12/23	30,817(5)	$315,874	30,817(7)	$315,874
	06/01/23	-	$-	24,728(8)	$253,462
Adam Zausmer	02/12/21	8,316(2)(3)	$ 85,239	-	$-
	02/12/22	17,618(4)	$180,585	26,427(6)	$270,877
	02/12/23	30,817(5)	$315,874	30,817(7)	$315,874
	06/01/23	-	$-	98,912(8)	$1,013,848
(1)	Based on the closing price of our Common Stock on the last business day of the fiscal year ended December 29, 2023 ($10.25).
(2)	Includes 4,126 shares, 5,501 shares, and 2,751 shares of restricted Common Stock for Messrs. Ahlborn, Taylor and Zausmer, respectively, granted pursuant to the Prior Plan, which vested on February 12, 2024.
(3)	Includes 8,347 2021 Performance RSUs, 11,129 2021 Performance RSUs, and 5,565 2021 Performance RSUs for Messrs. Ahlborn, Taylor and Zausmer, respectively, granted pursuant to the Prior Plan and earned on January 9, 2024 as described in greater detail in the Compensation Discussion and Analysis.
(4)	Represents shares of restricted Common Stock granted pursuant to the Prior Plan, one-half of which vested on February 12, 2024, and the remaining one-half will vest on February 12, 2025.
(5)	Represents shares of restricted Common Stock granted pursuant to the Prior Plan, one-third of which vested on February 12, 2024, and the remaining two-thirds will vest in equal instalments on each of February 12, 2025 and February 12, 2026.
(6)	Represents RSUs (at target level) granted pursuant to the Prior Plan, which vest based on annualized Distributable ROE for the three-year forward-looking period ending December 31, 2024, and 50% to awards that vest based on our TSR for such three-year forward-looking performance period relative to the performance of the peer group.
(7)	Represents RSUs (at target level) granted pursuant to the Prior Plan, which vest based on annualized Distributable ROE for the three-year forward-looking period ending December 31, 2025, and 50% to awards that vest based on our TSR for such three-year forward-looking performance period relative to the performance of the peer group.
(8)	Represents the Merger-Related RSUs (at target level) granted pursuant to the Prior Plan, which are allocated 30% to awards that vest based on cost savings in 2024 as a percentage of the pre-merger Broadmark expense run rate, 15% to awards that vest based on the volume of

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Broadmark product originated from the time of the merger through the end of 2024, 30% to awards that vest based on the generation of incremental liquidity from asset level financing, portfolio run-off, sales or corporate re-levering through the end of 2024, and 25% to awards that vest based on distributable ROE for 2024.

Stock Awards Vested During 2023 Fiscal Year. The following table sets forth certain information with respect to the vesting of stock awards for each Named Executive Officer.

Names	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Andrew Ahlborn	16,501	215,146
Gary Taylor	18,231	238,014
Adam Zausmer	14,617	190,554
(1)	Represents the vesting of shares of restricted Common Stock.
(2)	The value realized on vesting of the shares of restricted Common Stock is based on the closing price of our Common Stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are employees of our Manager or our Manager’s affiliates and therefore we have no obligation to pay them any form of compensation upon their termination of employment.

The Equity Incentive Plans provide that, in the event of a “change in control” (as such term is defined in the Equity Incentive Plans), the Compensation Committee shall take any such action as in its discretion it shall consider necessary to maintain each grantee’s rights under the Equity Incentive Plans (including under each such grantee’s applicable award agreement) so that such grantee’s rights are substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in the number of shares, options or other awards granted, the number and kind of shares or other property to be distributed in respect of any options or rights previously granted under the Equity Incentive Plans, and the exercise price, purchase price, and performance-based criteria established in connection with any grants.

Pay Ratio Disclosure

In August 2015, the SEC implemented the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires U.S. publicly traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. As previously noted, we do not pay or reimburse our Manager for any portion of the compensation that is paid by our Manager and its affiliates to our Chief Executive Officer, Thomas E. Capasse. Because of this, the Company is not able to calculate and provide the ratio of Mr. Capasse’s compensation.

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Pay versus Performance

The following table below sets forth the “compensation actually paid” or “CAP” of our Named Executive Officers (Messrs. Ahlborn, Zausmer and Taylor), calculated in accordance with Item 402(v) of Regulation S-K for the fiscal years ended December 31, 2023, 2022, 2021, and 2020, along with the company performance measures utilized to determine and compare against CAP.

					Value of Initial Fixed $100 Investment Based On:			Company-Selected Measure:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return (3)	Net Income ($ in thousands)	Distributable Return on Equity (4)

2023	-	-	$3,431,442	$3,318,403	$173.0	$204.0	$348,411	8.6%
2022	-	-	$2,355,834	$1,870,843	$165.3	$165.4	$203,163	12.8%
2021	-	-	$1,656,291	$1,879,624	$206.5	$203.5	$159,974	15.4%
2020	-	-	$1,260,209	$1,217,810	$147.0	$160.7	$46,069	12.3%

(1)

Mr. Capasse is the principal executive officer for fiscal years 2020 through 2023. The Company does not pay or reimburse our Manager for any portion of the cash compensation that is paid by our Manager and its affiliates to Mr. Capasse.

(2)

Our Named Executive Officers for the years ended December 31, 2023, December 31, 2022 and December 31, 2021 include Andrew Ahlborn, Chief Financial Officer, Gary Taylor, Chief Operating Officer and Adam Zausmer, Chief Credit Officer. Our Named Executive Officers for the year ended December 31, 2020 include Andrew Ahlborn, Chief Financial Officer and Gary Taylor, Chief Operating Officer.

(3)

The peer group that we used for purposes of this disclosure is the Competitor Composite Average, the same peer group used for our performance graph disclosed in our Annual Report to Stockholders for the year ended December 31, 2023. The Competitor Composite Average is a measure of the total return performance of mortgage REIT competitors based on actual share prices of the following companies: Blackstone Mortgage Trust Inc. (BXMT), Starwood Property Trust, Inc. (STWD), Ares Commercial Real Estate Corporation (ACRE), Apollo Commercial Real Estate Finance Inc. (ARI), Arbor Realty Trust, Inc. (ABR), and Ladder Capital Corporation (LADR).

(4)

Distributable ROE is based on Distributable Earnings, which is calculated as GAAP Net Income excluding the following (i) any unrealized gains or losses on certain MBS not retained by us as part of our loan origination businesses (ii) any realized gains or losses on sales of certain MBS (iii) any unrealized gains or losses on residential MSRs from discontinued operations (iv) any unrealized change in current expected credit loss reserve and valuation allowances (v) any unrealized gains or losses on de-designated cash flow hedges (vi) any unrealized gains or losses on foreign exchange hedges (vii) any unrealized gains or losses on certain unconsolidated joint ventures (viii) any non-cash compensation expense related to stock-based incentive plans (ix) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses.

To calculate average CAP for the Non-PEO NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation. Note that the dollar amounts do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year.

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		Subtracted:	Added:
Year	Average Summary Compensation Table Total Compensation (1)	Average Grant Date Fair Value of Awards Granted in the Year (2)	Average Year End Fair Value of Unvested Equity Awards Granted in the Year (3)	Average Year End Fair Value of Unvested Equity Awards with Performance Conditions Granted in the Year (3)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards (3)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (3)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Compensation Actually Paid (CAP)

2023	$3,431,442	$(1,550,000)	$315,871	$910,562	$104,181	$31,322	$75,026	$3,318,403
2022	$2,355,834	$(716,667)	$281,313	$192,233	$(286,015)	$(11,691)	$55,835	$1,870,843
2021	$1,656,291	$(246,862)	$150,485	$271,991	$20,010	$4,433	$23,276	$1,879,624
2020	$1,260,209	$(212,500)	$161,725	$-	$(6,411)	$(1,019)	$15,806	$1,217,810

(1)	There are no pension benefits for the Non-PEO NEOs.
(2)	Represents the grant date fair value of equity-based awards granted each year.
(3)

The fair value of the restricted Common Stock was determined based on the stock price on the applicable valuation dates. The fair value of the RSUs was determined based on the probable outcome of the performance condition and the stock price on the applicable valuation dates. The assumptions used in calculating the fair value of the restricted Common Stock and RSUs did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.

Company Performance Measures to Determine 2023 Compensation Actually Paid (CAP)
Distributable Return on Equity (ROE)
Absolute Total Shareholder Return (TSR)
Relative Total Shareholder Return (TSR)

CAP vs TSR and Peer Group TSR

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EXECUTIVE COMPENSATION

CAP vs Net Income

CAP vs Distributable ROE

42	Ready Capital 2024 Proxy

PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year.

The Audit Committee of our board of directors (the “Audit Committee”) appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. All audit-related, tax, and other services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP.

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PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	For the Fiscal Year Ended	For the Fiscal Year Ended
Fee Type	December 31, 2023	December 31, 2022

Audit Fees(1)	$2,711,110	$2,297,000
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(3)	62,063	250,175
Total Fees	$2,773,173	$2,547,175
(1)	Audit Fees primarily represent fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC in annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and issuances of consent and comfort letters included in documents filed with the SEC.
(2)	Tax Fees primarily represent fees for professional services for tax compliance, tax advice and tax planning.
(3)	All Other Fees primarily represent fees in connection with due diligence, agreed upon procedures and transactions completed or contemplated during the years.

A majority of all of the votes cast on this proposal at the Annual Meeting duly called and at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Report of the Audit Committee

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

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PROPOSAL NO. 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee held four meetings in 2023. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2023, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the period ended December 31, 2023, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and a discussion of Deloitte & Touche LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Frank P. Filipps, Chairperson
J. Mitchell Reese

Gilbert E. Nathan

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

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PROPOSAL NO. 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our board of directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder provide that, not less frequently than once every three years, an issuer shall include in its proxy statement for its annual meeting of stockholders an advisory resolution subject to a stockholder vote to approve the compensation of the Company’s Named Executive Officers. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our Named Executive Officers as disclosed in this Proxy Statement includes the disclosure under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation payable to our Named Executive Officers as disclosed in accordance with Securities and Exchange Commission rules in the Company’s Proxy Statement for the Company’s 2024 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure contained therein.

Although this approval is advisory and non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our Named Executive Officers.

A majority of all of the votes cast on this proposal at the Annual Meeting duly called and at which a quorum is present is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest and Related Party Transactions

Statement of Policy Regarding Transactions with Related Parties

Our Board recognizes that transactions with related parties present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related parties, which we refer to as our “related party transactions policy,” that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. The related party transaction policy covers transactions (or series of similar transactions) with any (a) person who is an executive officer, director or director nominee, (b) person who is the beneficial owner of more than 5% of any class of the our voting securities, or (c) immediate family members of any of the foregoing, where (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect material interest.

Pursuant to the policy, the Board or a committee appointed by the Board consisting solely of disinterested directors will consider all relevant factors, including, as applicable, (i) the Company’s business rationale for entering into the transaction, (ii) the available alternatives to the transaction, (iii) whether the transaction is on terms comparable to those available to or from third parties, (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and (v) the overall fairness of the transaction to the Company.

Management Agreement. We entered into the Management Agreement with the Manager, which took effect upon the closing of the ZAIS Financial merger on October 31, 2016, which was further amended on December 6, 2020. The Management Agreement is substantially similar to our pre-merger management agreement.

The Management Agreement describes the services to be provided to us by the Manager and compensation for such services. The Manager is responsible for managing the Company’s day-to-day operations, subject to the direction and oversight of the Company’s board of directors. Pursuant to the terms of the Management Agreement, our Manager is paid a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of the Company’s stockholders’ equity (as defined in the Management Agreement) up to $500 million and 1.00% per annum of stockholders’ equity in excess of $500 million.

Under the partnership agreement of our Operating Partnership, our Manager, the holder of the Class A special unit in our Operating Partnership, is entitled to receive an incentive distribution, distributed quarterly in arrears in an amount not less than zero equal to the difference between (i) the product of (A) 15% and (B) the difference between (x) IFCE (as described below) of our Operating Partnership, on a rolling four-quarter basis and before the incentive distribution for the current quarter, and (y) the product of (1) the weighted average of the issue price per share of Common Stock or OP unit (without double counting) in all of our offerings multiplied by the weighted average number of shares of Common Stock outstanding (including any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the Equity Incentive Plans) and OP units (without double counting) in such quarter and (2) 8%, and (ii) the sum of any incentive distribution paid to our Manager with respect to the first three quarters of

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such previous four quarters; provided, however, that no incentive distribution is payable with respect to any calendar quarter unless cumulative IFCE is greater than zero for the most recently completed 12 calendar quarters.

The incentive distribution shall be calculated within 30 days after the end of each quarter and such calculation shall promptly be delivered to our Company. We are obligated to pay the incentive distribution 50% in cash and 50% in either Common Stock or OP units, as determined in our discretion, within five business days after delivery to our Company of the written statement from the holder of the Class A special unit setting forth the computation of the incentive distribution for such quarter. Subject to certain exceptions, our Manager may not sell or otherwise dispose of any portion of the incentive distribution issued to it in Common Stock or OP units until after the three-year anniversary of the date that such shares of Common Stock or OP units were issued to our Manager. The price of shares of our Common Stock for purposes of determining the number of shares payable as part of the incentive distribution is the closing price of such shares on the last trading day prior to the approval by our board of the incentive distribution.

For purposes of determining the incentive distribution payable to our Manager, incentive fee core earnings (“IFCE”) is defined under the partnership agreement of our Operating Partnership as GAAP net income (loss) of the Operating Partnership excluding non‑cash equity compensation expense, the expenses incurred in connection with the Operating Partnership's formation or continuation, the incentive distribution, real estate depreciation and amortization (to the extent that the Company forecloses on any properties underlying its assets) and any unrealized gains, losses or other non‑cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non‑cash charges after discussions between the Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

The Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our Common Stock (other than shares held by members of our senior management team and affiliates of our Manager), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to our Company, or (ii) a determination that the management fees or incentive distribution payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees or incentive distribution agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180 days prior notice of any such termination. Additionally, upon such a termination without cause, the Management Agreement provides that we will pay our Manager a termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, except upon an internalization. Additionally, if the Management Agreement is terminated under circumstances in which we are obligated to make a termination payment to our Manager, our Operating Partnership shall repurchase, concurrently with such termination, the Class A special unit for an amount equal to three times the average annual amount of the incentive distribution paid or payable in respect of the Class A special unit during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may increase the cost to our Company of terminating the Management Agreement and adversely affect our ability to terminate our Manager without cause.

Under the Management Agreement, we will reimburse our Manager for operating expenses related to us incurred by our Manager, including legal, accounting due diligence and other services. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, machinery, and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We may engage in an internalization transaction, become self-managed and, if this were to occur, certain key employees may not become our employees but may instead remain employees of our Manager or its affiliates. An inability to manage an internalization transaction effectively could thus result in us incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments. Additionally, if another program sponsored by our Manager internalizes our Manager, key personnel of our Manager, who also are key personnel of the other sponsored program, would become employees of the other program and would no longer be available to us. Any such loss of key personnel could adversely impact our ability to execute certain aspects of our business plan. Furthermore, in the case of any internalization transaction, we expect that we would be required to pay consideration to compensate our Manager for the internalization in an amount that we will negotiate with our Manager in good faith and which will require approval of at least a majority of our independent directors. It is possible that such consideration could exceed the amount of the termination fee that would be due to our Manager if the conditions for terminating the Management Agreement without cause are satisfied and we elected to terminate the Management Agreement.

We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our Common Stock.

The Management Agreement was negotiated between related parties and their terms, including fees payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

Asset Allocations. We are subject to conflicts of interest arising out of our relationship with our Manager and its affiliates. Andrew Ahlborn, Gary Taylor and Adam Zausmer, who are employed by our Manager and serve as our Chief Financial Officer, Chief Operating Officer and Chief Credit Officer, respectively, are dedicated exclusively to us and seven of our Manager’s accounting professionals also are dedicated exclusively to us. With the exception of our subsidiaries, which employ their own personnel, we do not have and do not expect to have our own employees. In addition, we expect that our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, President, portfolio managers and any other appropriate personnel of our Manager will devote such portion of their time to our affairs as is necessary to enable us to effectively operate our business. Our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, our Manager and its affiliates. Our Manager is not required to devote a specific amount of time or the services of any particular individual to our operations. Our Manager manages or provides services to other clients, and we compete with these other clients for our Manager’s resources and support. The ability of our Manager and its officers and personnel to engage in other business activities may reduce the time they spend advising us.

There may also be conflicts in allocating assets that are suitable for us and other clients of our Manager and its affiliates. Our Manager manages a series of funds and a limited number of separate accounts, which focus on a range of asset backed securities (“ABS”) and other credit strategies. None of these other funds or separate accounts focus on LMM loans as their primary business strategy.

To address certain potential conflicts arising from our relationship with our Manager or its affiliates, our Manager has agreed in a side letter agreement that, for so long as the Management Agreement is in effect, neither it nor any of its affiliates will (i) sponsor or manage any additional investment vehicle where we do not participate as an investor whose primary investment strategy will involve LMM mortgage loans, unless our Manager obtains the prior approval of a

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

majority of our board of directors (including a majority of our independent directors), or (ii) acquire a portfolio of assets, a majority of which (by value or unpaid principal balance (“UPB”)) are LMM mortgage loans on behalf of another investment vehicle (other than acquisitions of LMM ABS), unless we are first offered the investment opportunity and a majority of our board of directors (including a majority of our independent directors) decides that we will not acquire such assets.

The side letter agreement does not cover LMM ABS acquired in the market and non-real estate secured loans, and we may compete with other existing clients of our Manager and its affiliates, other funds managed by our Manager that focus on a range of ABS and other credit strategies and separately managed accounts, and future clients of our Manager and its affiliates in acquiring LMM ABS, non-real estate secured loans and portfolios of assets less than a majority of which (by value or UPB) are LMM loans, and in acquiring other target assets that do not involve LMM loans.

Co-Investment with Manager. On July 15, 2022, we closed on a $125.0 million commitment to invest into a parallel vehicle, Waterfall Atlas Anchor Feeder, LLC, (the “Fund”), a fund managed by our Manager, in exchange for interests in the Fund. In exchange for our commitment, we are entitled to 15% of any carried interest distributions received by the general partner of the Fund such that over the life of the Fund, we receive an internal rate of return of 1.5% over the internal rate of return of the Fund. The Fund focuses on commercial real estate equity through the acquisition of distressed and value-add real estate across property types with local operating partners. As of December 31, 2023, we have contributed $61.2 million of cash into the Fund for a remaining commitment of $63.8 million. As described above under “Corporate Governance—Review, Approval or Ratification of Transactions with Related Persons,” we will not purchase any assets from, or issued by, certain other funds and managed accounts for which our Manager serves as the investment adviser or any entity managed by our Manager or our Manager’s affiliates or sell any asset to any such entity without the consent of a majority of our board of directors, including a majority of our independent directors. Accordingly, our investment in the Fund was reviewed and approved by a majority of our board of directors, including a majority of our independent directors.

Indemnification and Limitation of Directors’ and Officers’ Liability. Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 20, 2024, unless otherwise noted, regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of our Common Stock (ii) our Named Executive Officers, (iii) our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 169,196,795 shares of our Common Stock outstanding as of May 20, 2024, which includes 1,091,406 shares of restricted Common Stock, unless otherwise specified.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Number of Shares of Common Stock		% of All Shares
Names and Business Address	Beneficially Owned**		of Common Stock***

Thomas E. Capasse	459,641	(1)	*
Jack J. Ross	394,412	(2)	*
Andrew Ahlborn	116,753	(3)	*
Gary T. Taylor	123,798	(4)	*
Adam Zausmer	105,219	(5)	*
Frank Filipps	54,506	(6)	*
Daniel J. Hirsch	116,788	(7)	*
Kevin M. Luebbers	119,925	(8)	*
Meredith Marshall	22,237	(9)	*
Pinkie D. Mayfield	15,883	(10)	*
Dominique Mielle	47,391	(11)	*
Gilbert E. Nathan	92,249	(12)	*
Andrea Petro	25,587	(13)	*
J. Mitchell Reese	91,540	(14)	*
Todd Sinai	56,892	(15)	*
All directors and executive officers as a group (15 persons)	1,842,821		1.09%
5% or Greater Beneficial Owner
Sutherland REIT Holdings, LP	7,034,717	(16)	4.16%
Blackrock, Inc.	27,656,289	(17)	16.35%
The Vanguard Group, Inc.	11,163,763	(18)	6.60%
*	Denotes less than 1%
**

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock with respect to which person has sole or shared voting power or investment power.

***

For purposes of computing the percentage ownerships in the table below, as of May 20, 2024, Ready Capital had 169,196,795 shares of Common Stock outstanding, which includes 1,091,406 shares of restricted Common Stock. The total number of shares of Common Stock outstanding used in calculating these percentages assumes that none of the unvested RSUs held by other persons are converted into shares of Common Stock.

(1)	Includes (i) 83,884 shares of Common Stock out of the 277,443 and 8,869 total shares of Common Stock held by our Manager (including through its ownership of Sutherland REIT Holdings, LP (the “Partnership”)) and Waterfall Management, LLC (collectively with our Manager, the “Waterfall Entities”), respectively, based on Mr. Capasse’s percentage ownership in the Waterfall Entities; Mr. Capasse disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein and (ii) 65,832 shares of Common Stock issuable upon conversion of Ready Capital’s Series E Preferred Stock, $0.0001 par value per share (“Series E Preferred Stock”), based on the conversion rate of 3.2916 shares of the Common Stock per share of Series E Preferred Stock (or the “Share Cap”). Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Capasse is a principal of our Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the

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shares of Common Stock held by the Partnership and Mr. Capasse disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.
(2)	Includes (i) 155,264 shares of Common Stock owned through the Robin J. Ross 2009 Trust; Mr. Ross does not serve as the trustee for the trust, his wife is the trustee and sole beneficiary of the trust and the trustee of the trust has sole voting and investment power with respect to the securities held by the trust, (ii) 155,264 shares of Common Stock owned through Mr. Jack J. Ross and Mrs. Robin J. Ross JTWROS, a joint tenant account of Mr. Ross and his wife, and (iii) 83,884 shares of Common Stock out of the 277,443 and 8,869 total shares of Common Stock held by our Manager (including through its ownership of the Partnership) and Waterfall Management, LLC, respectively, based on Mr. Ross’s percentage ownership in the Waterfall Entities; Mr. Ross disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein. Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Ross is a principal of our Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership and Mr. Ross disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.
(3)	Includes 44,150 shares of restricted Common Stock granted to Mr. Ahlborn under the 2023 Plan which will vest in three equal installments on February 22, 2025, February 22, 2026 and February 22, 2027.
(4)	Includes 44,150 shares of restricted Common Stock granted to Mr. Taylor under the 2023 Plan which will vest in three equal installments on February 22, 2025, February 22, 2026 and February 22, 2027.
(5)	Includes 44,150 shares of restricted Common Stock granted to Mr. Zausmer under the 2023 Plan which will vest in three equal installments on February 22, 2025, February 22, 2026 and February 22, 2027.
(6)	Excludes 9,519 shares of Common Stock underlying unvested RSUs which shares of Common Stock are issuable at a deferred settlement date at the election of Mr. Filipps.
(7)	Includes 9,519 shares of restricted Common Stock granted to Mr. Hirsch under the 2023 Plan which will vest in three equal installments on June 30, 2024, September 30, 2024 and December 31, 2024.
(8)	Includes 9,519 shares of restricted Common Stock granted to Mr. Luebbers under the 2023 Plan which will vest in three equal installments on June 30, 2024, September 30, 2024 and December 31, 2024.
(9)	Includes 9,519 shares of restricted Common Stock granted to Mr. Marshall under the 2023 Plan which will vest in three equal installments on June 30, 2024, September 30, 2024 and December 31, 2024.
(10)	Excludes 9,519 shares of Common Stock underlying unvested RSUs which shares of Common Stock are issuable at a deferred settlement date at the election of Ms. Mayfield.
(11)	Includes 8,229 shares of Common Stock issuable upon conversion of the Series E Preferred Stock based on the Share Cap. Excludes 9,519 shares of Common Stock underlying unvested RSUs which shares of Common Stock are issuable at a deferred settlement date at the election of Ms. Mielle.
(12)	Includes 7,000 shares of Common Stock owned by Mr. Nathan’s spouse, as to which Mr. Nathan is deemed to have beneficial ownership. Includes 9,519 shares of restricted Common Stock granted to Mr. Nathan under the 2023 Plan which will vest in three equal installments on June 30, 2024, September 30, 2024 and December 31, 2024.
(13)	Includes 9,519 shares of restricted Common Stock granted to Ms. Petro under the 2023 Plan which will vest in three equal installments on June 30, 2024, September 30, 2024 and December 31, 2024.
(14)	The shares are held through the J. Mitchell Reese Jr. Trust, UA 5/5/1999; Mr. Reese serves as the trustee and sole beneficiary of the trust and has sole voting and investment power with respect to the securities held by the trust. Excludes 9,519 shares of Common Stock underlying unvested RSUs which shares of Common Stock are issuable at a deferred settlement date at the election of Mr. Reese.
(15)	Excludes 9,519 shares of Common Stock underlying unvested RSUs which shares of Common Stock are issuable at a deferred settlement date at the election of Dr. Sinai.
(16)	Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in certain of these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership’s partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership. In addition, each of Thomas Capasse and Jack Ross is a principal or manager director of our Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. Each of such individuals disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest therein. The inclusion of these shares of Common Stock shall not be deemed an admission of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes.
(17)	Based on information provided in a Schedule 13G filed on January 22, 2024, Blackrock, Inc. (“Blackrock”) reported sole voting power with respect to 27,250,729 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 27,656,289 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock issued or equity-based awards granted since the date of the Schedule 13G. Blackrock’s address is 55 East 52nd Street, New York, New York 10055.
(18)	Based on information provided in a Schedule 13G filed on February 13, 2024, The Vanguard Group, Inc. (“Vanguard Group”). reported sole dispositive power with respect to 10,905,029 shares of Common Stock beneficially owned by it, shared voting power with respect to 115,211 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 258,734 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Equity Compensation Plan Information

The following table presents certain information about the Equity Incentive Plans as of December 31, 2023:

	Number of Securities to be	Weighted-average	Number of securities remaining available
	issued upon exercise of	exercise price of	for future issuance under equity
	outstanding options,	outstanding options,	compensation plans—excluding securities
Award	warrants and rights	warrants and rights	reflected in the first column of this table(5)

Equity compensation plans approved by stockholders(1)	1,759,366(2)	—	5,497,156(3)

Equity compensation plans not approved by stockholders(4)	56,830(4)	—	—

Total	1,816,196	—	5,497,156(3)
(1)	Includes the 2023 Plan and the Prior Plan.
(2)	Reflects 1,330,582 OP Units outstanding under the 2023 Plan and 428,784 RSUs outstanding under the 2013 Plan (in each case assuming target performance for performance-based RSUs). Excludes 690,978 shares of restricted Common Stock outstanding under the Equity Incentive Plans.
(3)	Reflects shares remaining available for issuance pursuant to new awards under the 2023 Plan. No additional awards may be granted under the Prior Plan.
(4)	Includes outstanding restricted stock units granted by Broadmark under the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan (the “Plan”). The Plan and RSUs were assumed by us in connection with consummation of the merger transaction with Broadmark.
(5)	All such shares are available for issuance pursuant to grants of full-value stock awards.

OTHER MATTERS

Our board of directors knows of no other business that may properly be presented at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

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SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2025 annual meeting of stockholders and have the proposal included in the Proxy Statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than February 14, 2025 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at an annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of stockholders is first released to stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2025 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by February 14, 2025, but in no event earlier than January 15, 2025. In addition to meeting the requirements under our Bylaws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, at the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than May 26, 2025.

Any such nomination or proposal should be sent to our Secretary at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020 and, to the extent applicable, must include the information and other materials required by our Bylaws.

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DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2023 Annual Report to Stockholders by providing access to these documents on the Internet. Accordingly, on or about June 14, 2024, the Notice will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about June 14, 2024.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in "street name," and the Notice or proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for proxy statements and annual reports to stockholders with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e. the Proxy Statement and annual report to stockholders) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, Attn: Andrew Ahlborn. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

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MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. We have retained Okapi Partners LLC to assist in the solicitation of proxies for the Annual Meeting for an estimated fee of approximately $15,000 plus expenses. This solicitation is being made primarily through the Internet, telephone and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT TO STOCKHOLDERS (FILED WITH THE SEC), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT READY CAPITAL CORPORATION, 1251 AVENUE OF THE AMERICAS, 50TH FLOOR, NEW YORK, NEW YORK 10020.

By Order of our Board of Directors

/s/ Andrew Ahlborn
Andrew Ahlborn
Secretary

New York, New York

June 14, 2024

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1UPX 01 - THOMAS E. CAPASSE 04 - DOMINIQUE MIELLE 07 - TODD M. SINAI 02 - JACK J. ROSS 05 - GILBERT E. NATHAN 03 - MEREDITH MARSHALL 06 - J. MITCHELL REESE For Withhold For Withhold For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0401VC + + 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year. 3. Approval, on an advisory basis, of the compensation of our named executive officers, as described in the proxy statement. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card For Against Abstain A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 4. The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Online Go to www.investorvote.com/RC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RC Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 25, 2024 The undersigned, revoking all previous proxies, hereby appoints Thomas E. Capasse and Andrew Ahlborn, or any of them, each with the power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ready Capital Corporation to be held on Thursday July 25, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Ready Capital Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important Notice Regarding the Availability of Proxy materials for the Annual Meeting. The annual report, notice of meeting and proxy statement are available at: www.investorvote.com/RC The 2024 Annual Meeting of Stockholders of Ready Capital Corporation will be held on July 25, 2024, at 9:00 am ET, virtually via the Internet at https://meetnow.global/MHTXD9J. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.